UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 11, 2008

CHINA SHUANGJI CEMENT LTD.

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(Exact Name of small business issuer as specified in its charter)

Delaware

000-52440

95-3542340

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(State of Incorporation)

(Commission File No.)

(IRS Employer ID Number)

221 Linglong Road, Zhaoyuan City, Shandong Province

People’s Republic of China, 265400

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(Address of principal executive offices)

(86) 535-8213217

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(Registrant’s telephone number, including area code)

N/A

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the current view about future events and financial performance based on certain assumptions. They include opinions, forecasts, projections, guidance, expectations, beliefs or other statements that are not statements of historical fact. In some cases, forward-looking statements can be identified by words such as “may”, “can”, “will”, “should”, “could”, “expects”, “hopes”, “believes”, “plans”, “anticipates”, “estimates”, “predicts”, “projects”, “potential”, “intends”, “approximates” or the negative or other variation of such terms and other comparable expressions.

The forward-looking statements in this Current Report are only predictions. Actual results could and likely will differ materially from these forward-looking statements for many reasons, including the risks described under “Risk Factors” and elsewhere in this Current Report. No guarantee about future results, performance or achievements can be made. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The safe harbors for forward-looking statements provided by the Private Securities Litigation Reform Act are unavailable to issuers of “penny stock”. Our shares may be considered a penny stock and, as a result, the safe harbors may not be available to us.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to “Yuan” or “RMB” are to the currency of the People’s Republic of China (the “PRC”) Yuan (also known as the Renminbi). According to Xe.com as of March 31, 2008, $1.00 USD = 7.0124 Yuan.

EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us” and the “Company” are to China Shuangji Cement Ltd., a Delaware corporation, together with its subsidiaries, Chine Holdings Inc., a British Virgin Island corporation, Jili Zhaoyuan Investment Consultation Co., Ltd., a Wholly Foreign Owned Entity formed under the laws of the Peoples Republic of China, and Zhaoyuan Shuangji Co. Ltd., a limited liability company formed pursuant to the laws of the People’s Republic of China (“PRC” or “China”). Specific discussions or comments relating only to China Shuangji Cement Ltd. will reference “China Shuangji”, those relating only to Chine Holdings Inc. will reference “Chine Holdings”, those relating only to Jili Zhaoyuan Investment Consulting Co., Ltd. will reference “JZIC”, and those relating only to Zhaoyuan Shuangji Co. Ltd. will reference “Zhaoyuan Shuangji”.

Item 1.01

Entry into a Material Definitive Agreement

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01

Completion of Acquisition or Disposition of Assets

On August 11, 2008, JZIC completed a business combination by entering into a series of contractual agreements (the “Agreements”) with Zhaoyuan Shuangji, which is engaged in the business of manufacturing of cement products in China.  As all of the companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company will consolidate Zhaoyuan Shuangji’s operating results, assets and liabilities within its financial statements.

Audited financial statements of Zhaoyuan Shuangji are included with this filing.  Although it is the intention of the Company that Zhaoyuan Shuangji be consolidated with the Company, the financial statements of Zhaoyuan Shuangji have not been consolidated in this filing with those of the Company.  Most of the financial and other descriptive information contained in this filing is that of Zhaoyuan Shuangji alone.

FORM 10 DISCLOSURE

Overview of Business

History and Background of Zhaoyuan Shuangji Co., Ltd.

Zhaoyuan Shuangji is a supplier of high-grade cement to the industrial sector in the People’s Republic of China and to international markets. Its processed cement products are primarily purchased by the cement industry for the purpose of making the cement required for the construction of buildings, roads, and other infrastructure projects. The products are sold for in 10 countries and areas of world and obtained wide international reputation.

Zhaoyuan Shuangji was founded in 1971 and now currently has total assets of $36.1 million USD, total staff of more than 680, and is one of the strongest 500 building materials enterprises in China. Zhaoyuan Shuangji has obtained AAA credit taxpayer, AA bank credit rating, and Quality Certificate System ISO9001. In the past years, it has received the National Environmental Protection Advanced Enterprise and Quality Management Prize from the National Building Materials Bureau.

Zhaoyuan Cement Plant was set up in 1971 and was put into production with annual quantity of 80,000 metric tons. In 1992, the production was enlarged to 400,000 metric tons, and at the same year a new cement plant was built in Hainan Province called Dongfang Shuangji Cement Plant with an annual production of 500,000 metric tons of cement. To encompass both cement plants Shandong Zhaoyuan Shuangji Group Co., Ltd. was formerly formed in 1992. In 2002 the company was reformed as part of a privatization buyout by Wenji Song and 197 other employees through Zhaoyuan Shuangji. Zhaoyuan Shuangji purchased Hainan Danzhou Cement Plant in 2003 to add another 500,000 metric tons of production. For more information on the cement plants see “Description of Properties”. The assets of each of the three facilities were recorded at fair market values, which were based on appraisals made at that time. In each case, the cost of the acquisition was less than the appraised values of the assets and the appraised values were reduced, proportionately.

In the past few years, Wenji Song has carried out the strategy of “Famous Brand”, leading all the staffs onto a fast development path with excellent quality and marketing.

History and Background of the Company

The Company (or the “Issuer”) was organized under the laws of the State of California on September 15, 1980 as Trans-Science Corporation. It provided consulting services on the use of high technology products and processes to the construction industry in general and to the earthquake retrofit industry in particular. On July 14, 2000 the Company was acquired by Composite Solutions, Inc. (“Composite”), a company which at the time was a publicly traded Florida corporation engaged in the business of developing and integrating high technology products and processes for sale to the construction industry.

On October 1, 2004 the Company’s parent, Composite Solutions, Inc., became insolvent and both Composite and its subsidiary, the Issuer, ceased all operations. On October 11, 2004 Composite filed a voluntary petition for bankruptcy under Chapter 7. The case was voluntarily dismissed on November 18, 2004 and on May 5, 2005 Composite filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of California in San Diego (Case No. 05-04045).

On December 4, 2006 the Court confirmed the Plan of Reorganization proposed by Composite. Pursuant to such Plan, as confirmed by the Bankruptcy Court, all creditors of Composite were paid their pro rata share of a pool of cash and their pro rata share of a pool of shares of common stock in Composite.

Also pursuant to such Plan, as confirmed by the Bankruptcy Court, the Issuer was “spun off.”  All creditors of Composite received their pro rata share of a pool of 350,000 shares of common stock in Trans-Science Corporation, while all old shareholders of Composite received their pro rata share of a pool of 50,000 shares of common stock in Trans-Science Corporation. The shares were issued pursuant to section 1145 of the Bankruptcy code and are exempt from the registration requirements of Section 5 of the Securities Act of 1933 and any state or local law requiring registration for an offer or sale of securities. As a result of these issuances, Composite no longer held any shares in the Company. Also pursuant to such Plan as confirmed by the Bankruptcy Court, Trans-Science Corporation acquired the assets of Secondary Immune Systems (“SIS”), a sole proprietorship based in San Diego, California. SIS’s only asset was a U.S. Patent, Number 6539252. Mr. Burris assigned this patent to the Company in exchange for 4,000,000 shares of the Company’s common stock.

On August 17, 2007 (the “Effective Date”), pursuant to an agreement between Trans-Science Corporation, Gopal Sahota, Phillip F. Burris, and Rubelyn de la Cruz (“Agreement”) purchased 4,200,000 shares of Trans-Science Corporation common stock. Pursuant to the terms of the Agreement, Gopal Sahota purchased 4,200,000 shares from Phillip F. Burris, Phillip F. Burris and Rubelyn de la Cruz resigned from the Company’s Board of Directors, and Gopal Sahota was appointed to the Board of Directors of the Company. In addition, Gopal Sahota was appointed as the sole officer of Trans-Science Corporation, and Phillip F. Burris, and Rubelyn de la Cruz resigned as President, Secretary, and Treasurer.

On August 20, 2007, the board of directors reassigned U.S. Patent number 6539252 from the Company to Phillip Burris for the sum of one dollar and other good and valuable consideration, receipt of which was hereby acknowledged.

Effective October 31, 2007, the Company consummated a migratory merger from Trans-Science Corporation, a California corporation to China Shuangji Cement Ltd. (the “Surviving Company”), a Delaware corporation, whereby the Company was merged with and into a newly formed wholly-owned subsidiary, China Shuangji Cement Ltd.. As a result of the merger: (i) the Surviving Company’s name is China Shuangji Cement Ltd.; (ii) each share of outstanding common stock of the Company prior to the merger was exchanged for two shares of the Surviving Company thereby indirectly affecting a two for one stock split; (iii) the par value of the Surviving Company’s common stock is $0.0001 per share; (iv) the Surviving Company is now governed by the laws of the State of Delaware, as a Delaware corporation, and v) the Company’s bylaws, as adopted by the Surviving Company, have been revised to conform to the Delaware General Corporation Law. The merger was effected subsequent to the Company’s stockholders, holding a majority of the Company’s issued and outstanding shares of common stock, voting in favor of the merger at a special meeting of the Company’s stockholders as previously disclosed by the Company in its Definitive Proxy Statement on Schedule 14A which was filed with the Securities and Exchange Commission on October 15, 2007.  All per share information in this Form 8K has been adjusted to reflect the forward split in accordance with SAB Topic 4C.

Gopal Sahota, the sole executive officer and the sole director of China Shuangji Cement Ltd. resigned as an officer of the Company effective as of November 13, 2007. Following Mr.

Sahota’s resignation, the Board of Directors of the Company appointed the following officers effective as of November 13, 2007: Wenji Song as President; Jun Song as Vice-President; Hongcheng Liu as Chief Financial Officer; and Bo Wu as Secretary.

On December 12, 2007, Danziger Hochman Partners LLP was appointed as the independent registered public accounting firm (“Danziger Hochman” or “auditors”) for China Shuangji Cement Ltd.. The firm of Stan J.H. Lee, Certified Public Accountant (“Stan J. H. Lee”), the Company’s independent registered public accounting firm for the two most recent fiscal years, voluntarily resigned.

The Company is currently organized using an offshore holding structure commonly used by foreign investors with operations in China. The Company is a Delaware corporation which wholly-owns Chine Holdings Ltd., a company incorporated in the British Virgin Islands; which owns Jili Zhaoyuan Investment Consulting Co., Ltd. (“JZIC”), a Wholly Foreign-Owned Enterprise (WFOE) established under the laws of the PRC. The Company through contractual agreements in place between its affiliate and other commonly controlled entities is indirectly a supplier of high-grade cement to the industrial sector in the People’s Republic of China and to international markets. Processed cement products, manufactured and sold for the benefit of the Company is primarily purchased by the cement industry for the purpose of making the cement required for the construction of buildings, roads, and other infrastructure projects. Our actual business operations are conducted exclusively by Zhaoyuan Shuangji in China, which we control through contractual arrangement. Substantially all of our operations are conducted in China.

Prior to the Agreements, China Shuangji (f/k/a Trans-Science Corporation) was engaged in business activities that generate revenue and had operations in the PRC. The Company’s currently proposed general business plan contemplates the Company developing a number of projects (each a “Project”, and collectively, the “Projects”) in the PRC. The Company currently proposes to develop such Projects using for each, one of two business models. In the first model, the Company proposes to consult to and operate the business of Zhaoyuan Shuangji through the said Agreements. In the second model, the Company proposes to attempt to enter into joint ventures with other cement companies in Shandong Province, whereby it is currently contemplated that any such cement company would contribute their assets to a joint venture and the Company will perform (and/or arrange for) all of the development activities and obtain all required funding necessary to develop and enhance the partner’s cement plants.

The contractual arrangements are comprised of a series of agreements, including a Strategic Consulting Service Agreement and Operating Agreement, through which ZJIC has the right to advise, consult, manage and operate Zhaoyuan Shuangji for a quarterly fee. In order to further reinforce ZJIC s rights to control and operate Zhaoyuan Shuangji and to collect consulting and services fees provided by ZJIC to Zhaoyuan Shuangji, Zhaoyuan Shuangji’s shareholders have granted ZJIC the exclusive right and option to acquire all of their equity interests and voting rights in Zhaoyuan Shuangji through an Exclusive Option Agreement and Authorization Agreements.

Pursuant to the Agreements, JZIC will operate the business of Zhaoyuan Shuangji pursuant to the said contractual agreements, in which JZIC will have operating control and the profit and loss from Zhaoyuan Shuangji operations. Under the present structure, there is no change in personnel of Zhaoyuan Shuangji and our agreements with the Zhaoyuan Shuangji have a term of ten years with an option to renew.

The following chart in Exhibit 23.1 and below depicts our organizational structure.

China Shuangji Cement Ltd. (Delaware)
Chine Holding Ltd. (BVI)
Outside China
In China
Jili Zhaoyuan Investment Consultation Co., Ltd. (WFOE)
Wenji Song – 51.3%
Wenji Song (in trust) – 48.7%
Zhaoyuan Shuangji Co., Ltd. (PRC)
Cement Plants
Direct Equity Interest
Contractual Agreements – consulting & operating
Contractual Agreements – voting agreements

Our principal executive office is located at 221 Linglong Road, Zhaoyuan City, Shandong Province, China, 265400. Our telephone number is +86 535-8213217 and its facsimile number is +86-535-8231341.

Audited financial statements of Zhaoyuan Shuangji are included with this filing.  Although it is the intention of the Company that Zhaoyuan Shuangji be consolidated with the Company, the financial statements of Zhaoyuan Shuangji have not been consolidated in this filing with those of the Company.  Most of the financial and other descriptive information contained in this filing is that of Zhaoyuan Shuangji alone.

Cement Industry in China and Competition

The sustainable development strategy for China's cement industry is part of the social sustainable development strategy. China is one of the main markets for the production and consumption of cement in the world.

Total output hit 1.35 billion tons last year, up 13.5 percent from a year earlier. Sales revenue grew 23.1 percent from 2006 to reach 410.4 billion Yuan (57 billion U.S. dollars), according to the latest figure released by the National Development and Reform Commission (NDRC). NDRC predicts the yearly net profit for 2007 will jump more than 60 percent to 24 billion Yuan thanks to a price rise and the growth in fixed asset investment growth. Cement prices have been rising since in most large and medium-sized cities in China, with the highest price topping 600 Yuan per ton. The wholesale prices of major cement producers rose 10 Yuan in general from 2006.

The total cement consumption in China was 1.19 billion tons in 2006, up 14.4% year-on-year; the cement output maintained the rapid growth to 1.24 billion tons, increasing 15.54% year-on-year, and ranking the first place in the world for 22 successive years.

The fixed assets investment scale of the fundamental construction, technology improvement, real estate etc will maintain the higher level in China during the 11th Five-year Period. The implementation of the construction of Binhai, Development of Western Regions, Revitalizing Old Northeast Industrial Bases, the promotion of West-to-East Gas and South-to-North Water, and the overall startup of fundamental facility construction of Olympics and Shanghai Expo, all of which provide the wider market room for the development of cement. In addition, the central government puts forward to build the new rural areas, which will increase the cement demand as well. All of the above will maintain the continuous prosperity of cement market in the following several years.

China’s cement industry is comprised of many cement enterprises with small-scale production capacity and low industrial centralization. The average production capacity of China’s cement producers was 200,000 tons annually in 2005. NDRC statistics showed that in 2005, many Chinese cement enterprises reported bad performance. The market share of China’s 10 biggest cement producers at the end of 2006 was only 23 percent of the country’s total.

Conch Cement Company Limited, China’s largest cement producer and has seen rapid expansion of its size and scale and dramatic growth in its market share in all regions across the country. Conch Cement sold 63 million tons of cement in 2006. Conch Cement has firmly established its leading position in China’s cement industry. Huaxin Cement Plant sold 22 million tons of cement, to rank second in China. Jidong Cement sold 20 million tons of cement, the third largest cement company. The next top seven cement companies range from 4 million to 7.7 million tons of cement production.

According to the Plan of Cement Industry during the 11th Five-Year Plan Period, its estimated that by the year 2010, China will have washed out the backward production capacity of 250 million tons, and the enterprise amount will have declined to about 3500 from the current 5000;

the average production scale of enterprises will have increased to 400 thousand tons from the 200 thousand tons in 2005, and the proportion of cement in new dry process production will have exceeded 70%. The adjustment in industry structure will boost the merger and acquisition inside the industry; in addition, the assets reorganization of domestic and foreign cement companies will be more active.

Raw Materials

The Company purchases various raw materials for use in the Company’s manufacturing processes. The principal components and raw materials the Company purchases include limestone, coal, coal ash, gangue, slag, and plaster. The most important raw material is limestone rock. The Company enters into purchase agreements with local suppliers. The annual purchase plans are determined at the beginning of the calendar year but are subject to revision every three months as a result of customers’ orders. A purchase order is made according to monthly production plans. This protects the Company from building up inventory when the orders from customers change.

The Company’s ten largest suppliers collectively represent 24.75% of all components and raw materials the Company purchases for the year ended December 31, 2007. The following table sets forth information regarding the Company’s ten largest suppliers.

All components and raw materials are available from numerous sources. The Company has not, in recent years, experienced any significant shortages of manufactured components or raw materials and normally does not carry inventories of these items in excess of what is reasonably required to meet the Company’s production and shipping schedules.

List of Major Suppliers

Name of Suppliers	Material	Percentage of Total Purchases in 2007
Jinxiang Song	Limestone	1.47%
Yuhao Yang	Limestone	2.75%
Peng Wang	Coal	2.60%
Laiyang Guangda Coal Agency	Coal	2.36%
Junming Jiang	Coal	10.43%
Longkou Haiyu Company	Grain slag	0.73%
Hongjiang Wang	Clay	0.45%
Liqiang Yuan	Fly ash	1.87%
Guiliang Li	Plaster	0.67%
Jiagong Ren	Grain slag	1.44%
		24.75%

Operations

Through our financial interest and control of Zhaoyuan Shuangji, we indirectly manufacture portland cement. Zhaoyuan Shuangji controls three cement plant facilities - one in Shandong Province and two in Hainan Province. Total combined cement output by these facilities is 1,500,000 metric tons per year. Refer to “Description of Property”.

Zhaoyuan Shuangji markets the cement to companies in the building material industry in its geographic market. Our current primary geographic markets include:

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Shandong Province, PRC

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Hanain Province, PRC

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Dubai, Yemen, Indonesia, South Africa

Currently we have signed contracts to deliver cement in other international markets such as England and Russia.

Strategic Plan

The Company’s short to mid-term strategic plan is to focus on both domestic and international market expansion. To achieve this goal and higher profitability, the Company will focus on brand recognition, quality control, decreasing costs, and strategic acquisitions. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock to achieve these most goals. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our goals. We believe that debt financing will not be an alternative for funding these goals. We do not have any arrangements in place for any future equity financing.

Customers

The Company’s ten largest customers represent 24.58% of the Company’s total sales for the year ended December 31, 2007. The following table sets forth information regarding the Company’s ten largest customers.

List of Major Customers

Name of Customer	Percentage of Total Revenue in 2007
Zhaoyuan Education Jianan Company	2.66%
Zhaoyuan Construction Engineering Company	1.80%
Zhaoyuan Therme Construction Engineering Company	2.40%
Zhaoyuan Mengzhi Construction Company	1.75%
Jinhui Construction Company	2.00%
China Construction Fifth Engineering Bureau	1.71%
Mengzhi Construction Company	1.57%

Zhaoyuan Traffic Bureau	6.85%
Zhaoyuan South Guandong Construction Company	1.01%
Zhaoyuan Wali Construction Company	2.83%
24.58%

The Company believes that it currently has an excellent relationship with its material customers.

Employees

We currently have approximately 689 full-time employees. Approximately 647 of these employees were in the areas of production, quality control and transportation, and the remaining 42 were in the areas of corporate, finance, purchasing and marketing and sales. Our Zhaoyuan Shuangji full-time employees each have a labor agreement with us. These agreements ensure that the Zhaoyuan Shuangji pays for salary, pension, and other benefits according to PRC law and regulations.

Distribution

The Company sells its cement products through a direct sales force of approximately 18 full-time employees who market directly to our customers who are mostly, either engaged in the building construction industry or in foreign trade. We do not have any agreements with any third-party distributors or wholesalers. While individual sales might be made to a customer who is not subject to a supply agreement, if requested and if we had adequate capacity at the time, most of our sales are made pursuant to longer term supply agreements. Our customers are mostly located in Longkou, Penglai, and Qixia, all of which are accessible by rail lines and truck. Our international customers have their cement transported by ship at the port facility located at Longkou.

Intellectual Property

The Company indirectly owns through Zhaoyuan Shuangji the trademark “Shuangji” which translated into English means “double lucky” which is the Company’s principal brand name. We rely on a combination of trademark and copyright laws in China to protect our brand name. The Company has no patents, other trademarks, licenses, franchises, concessions or royalty agreements.

The Company’s web site www.Shuangjicement.com is copyrighted under PRC law and is a registered domain name owned indirectly by the Company.

Governmental Regulations on our Operations in China

All of our PRC subsidiary companies operate in facilities that are located in China. Accordingly, our PRC subsidiaries’ operations have to conform to the governmental regulations and rules of China.

We are subject to the PRC’s national Environmental Protection Law, which was enacted on December 26, 1989, as well as a number of other national and local laws and regulations regulating air, water, and noise pollution and setting pollutant discharge standards. Violation of such laws and regulations could result in warnings, fines, orders to cease operations, and even criminal penalties, depending on the circumstances of such violation. We believe that all manufacturing operations comply with applicable environmental laws, including those laws relating to air, water, and noise pollution.

We are also subject to various laws and regulations administered by various local governments relating to the operation of our production facilities. We believe that we are in compliance with all governmental laws and regulations related to our products and facilities.

Doing Business in China

Chinese Legal System

The practical effect of the Chinese legal system on the Company’s business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise Laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the general corporation laws of the several provinces. Similarly, the Chinese accounting laws mandate accounting practices, which are not consistent with US Generally Accepted Accounting Principles. The Chinese accounting laws require that an annual “statutory audit” be performed in accordance with Chinese accounting standards and that the books of account of Foreign Invested Enterprises be maintained in accordance with Chinese accounting laws. Article 14 of the People’s Republic of China Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities. Otherwise there is risk that its business license will be revoked.  Notwithstanding these legal requirements, the financial statements included elsewhere in this filing have been prepared in accordance with U.S. generally accepted accounting principles and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States).

Second, while the enforcement of substantive rights may appear less clear than those in the United States, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies which enjoy the same status as other Chinese registered companies in business dispute resolution. Because the terms of the Company’s various Articles of Association provide that all business disputes pertaining to Foreign Invested Enterprises will be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden applying Chinese substantive law, the Chinese minority partner in the Company’s joint venture companies will not assume any advantageous position regarding such disputes. Any award rendered by this arbitration tribunal is, by the express terms of the various Articles of Association, enforceable in accordance with the “United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958).”  Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

Economic Reform Issues

Although the Chinese Government owns the majority of productive assets in China, in the past several years the Government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there is no assurance that:

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The Company will be able to capitalize on economic reforms;

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The Chinese Government will continue its pursuit of economic reform policies;

•

The economic policies, even if pursued, will be successful;

•

Economic policies will not be significantly altered from time to time; and

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Business operations in China will not become subject to the risk of nationalization.

Negative impact on economic reform policies or nationalization could result in a total investment loss in the Company’s common stock.

Since 1979, the Chinese Government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and readjusted. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect the Company’s operations.

Over the last few years, China’s economy has registered a high growth rate. Recently, there have been indications that the rate of inflation has increased. In response, the Chinese Government recently has taken measures to curb the excessively expansive economy. These measures included implementation of a unitary and well-managed floating exchange rate system based on market supply and demand for the exchange rates of RMB, restrictions on the availability of domestic credit, reduction of the purchasing capability of certain of its citizens, and centralization of the approval process for purchases of certain limited foreign products. These austerity measures alone may not succeed in slowing down the economy’s excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese Government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

To date reforms to China’s economic system have not adversely affected the Company’s operations and are not expected to adversely affect the Company’s operations in the foreseeable future; however, there can be no assurance that reforms to China’s economic system will continue or that the Company will not be adversely affected by changes in China’s political, economic, and social conditions and by changes in policies of the Chinese Government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, reduction in tariff protection and other import restrictions.

Earnings and Distributions of the FIE’s

Wholly Foreign-Owned Enterprise laws provide for and guarantee the distribution of profits to foreign investors in Chinese Foreign Invested Enterprises. Article 19 of the People’s Republic of China Wholly Foreign Owned Enterprise Law provides that a foreign investor may remit abroad profits that are earned by a Foreign Invested Enterprise, as well as other funds remaining after the enterprise is liquidated.

Because our Chinese businesses are controlled foreign corporations, for U.S. federal income tax purposes, we may be required to include in our gross income for U.S. tax purposes:

•

Those companies’ “Subpart F” income, which includes certain passive income and income from certain transactions with related persons, whether or not this income is distributed to it; and

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Increases in those companies’ earnings invested in certain U.S. property.

Based on the current and expected income, assets, and operations of Chinese businesses, we believe that it will not have significant U.S. federal income tax consequences under the controlled foreign corporation rules.

Risk Factors

We are subject to a number of risks, including those enumerated below. Any investment in the Company and its shares of capital stock is speculative and involves a high degree of risk. You should carefully consider the following important risks and uncertainties in connection with any investment in our common stock. If the damages threatened by any of the following risks actually occur, our business, financial condition or results of operations, and cash flows would likely suffer significantly. In any of those cases, the value of our capital stock could decline significantly.

Risks Relating to Our Business

Our new organizational structure makes it difficult for us to evaluate our future business prospects.

Prior to August 11, 2008, we did not operate Zhaoyuan Shuangji. We presently operate the business of Zhaoyuan Shuangji pursuant to contractual agreements, which provide that we have operating control and the profit and loss from its operations. Under the present structure, although there is no change in personnel, it is possible that the change in our business structure may impair our ability to operate our business. Our agreements with Zhaoyuan Shuangji have a term of ten years with an option to renew. In the event that the agreements are not extended upon their expiration for any reason, including a change in government policy that may prohibit or restrict such agreements, our ability to continue our business would be impaired.

We are primarily a holding company and depend on distributions from our subsidiaries to meet our financial obligations. Our subsidiaries do not own the cement production operations of Zhaoyuan Shuangji. Other than our contractual rights under the Agreements neither the Company or its subsidiaries own any assets.

Our company has an offshore holding structure commonly used by foreign investors with operations in China. We are a corporation which owns Chine Holdings; and Chine Holdings owns JZIC. Our operations are conducted exclusively through Zhaoyuan Shuangji, in which we own no equity interest. The Company’s sole assets are the contractual rights pursuant to the Agreements among JZIC, Zhaoyuan Shuangji, Wenji Song and trusts controlled by Wenji Song. Pursuant to these agreements we are contractually entitled to manage and control the operations of Zhaoyuan Shuangji and receive the economic benefits and incur the risks derived from Zhaoyuan Shuangji’s operations. If there is a breach of the Agreements by any party, or if the agreements are found to be illegal or not enforceable, we may no longer receive any of the benefits of Zhaoyuan Shuangji’s operations. The operations of Zhaoyuan Shuangji are our sole source of revenue.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may materially adversely affect us.

In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (i) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (ii) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; (iii) covering the use of existing offshore entities for offshore financings; (iv) purporting to cover situations in which an offshore special purpose vehicle establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (v) making the domestic affiliate of the special purpose vehicle responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore special purpose vehicle jointly responsible for these filings. In the case of an special purpose vehicle which was established, and which acquired a related domestic company or assets, before the implementation date of Circular

75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the special purpose vehicle and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the special purpose vehicle’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the special purpose vehicle, or from engaging in other transfers of funds into or out of China.

The owners of the Zhaoyuan Shuangji submitted their application to SAFE and their application has been approved permitting these Chinese citizens to establish an offshore company, China Shuangji Cement Holding Ltd. (“CSCH”), as a special purpose vehicle for any foreign ownership and capital raising activities by Zhaoyuan Shuangji. However, we cannot be sure that the structure of our organization has fully complied with all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

The Agreements, through which we indirectly participate in the operations of Zhaoyuan Shuangji may not be enforceable or in compliance with Chinese laws. Since our contractual rights under the Agreements is our sole source of revenue, our results of operation would be materially adversely effected if the Agreements were found to be illegal, could not be enforced, or were cancelled.

Through the Agreements and an offshore holding structure, we are contractually entitled to manage and control the operations of Zhaoyuan Shuangji and receive the economic benefits of and incur the risks from Zhaoyuan Shuangji’s operations. Neither the Company, Chine Holdings, nor JZIC have any equity ownership in Zhaoyuan Shuangji. If the Chinese government determines that the Agreements with Zhaoyuan Shuangji are not in compliance with applicable regulations, our business interests in China could be adversely affected. Our contractual rights under the Agreements are our sole source of revenue. Pursuant to the Agreements, JZIC has agreed to advise, consult, manage and operate Zhaoyuan Shuangji’s business and to may provide certain financial accommodations to Zhaoyuan Shuangji in exchange for Zhaoyuan Shuangji’s payment of a quarterly fee to JZIC. Further, each of the individual equity owners of Zhaoyuan Shuangji has contractually authorized JZIC to vote at any meeting or action of the owners of Zhaoyuan Shuangji and to act as the representative for such owners in all matters respecting Zhaoyuan Shuangji. The Chinese government may determine that the Agreements are not in compliance with Chinese licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. If the Agreements are determined not to be in compliance, the Chinese government could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business.

We may also encounter difficulties in obtaining performance under, or enforcement of, the Agreements. We must rely on the Agreements to indirectly control Zhaoyuan Shuangji’s business and participate in its operations. These contractual arrangements may not be effective in providing control over Zhaoyuan Shuangji. For example, Zhaoyuan Shuangji could breach the Agreements or fail to take actions required for our business or fail to maintain and operate its business in compliance with its contractual obligations to do so or the Agreements could be declared illegal or unenforceable under applicable law. If Zhaoyuan Shuangji fails to perform under the Agreements with us, we may have to rely on legal remedies under Chinese law, which may not be effective, or we may lack the legal resources to pursue such rights. Furthermore, Wenji Song and the other individual equity owners of Zhaoyuan Shuangji effectively own and control the Company and its subsidiaries. Mr. Song and these other equity holders of Zhaoyuan Shuangji may have conflicts of interest and may not act in the best interest of the other equity holders of the Company, who do not have a direct equity interest in Zhaoyuan Shuangji.

If the Agreements were terminated, our business in China could be adversely affected. The Agreements are comprised of the Strategic Consulting Service Agreement, the Operating Agreement, and Authorization Agreements, and Exclusive Option Agreement. All of the Agreements have a term of 10 years from the date they were entered into on August 11, 2008. Although we are the beneficial owners in the entire registered capital of JZIC, Wenji Song and two other Zhaoyuan Shuangji shareholders manage JZIC. In the event that Wenji Song and two other Zhaoyuan Shuangji shareholders acted in their capacity as management of JZIC to terminate the Agreements, we may have to rely on legal remedies which would arise under their fiduciary obligations to us and to JZIC. For example, JZIC is subject to the Company Law of the PRC, including Article 59 thereof which requires that directors, supervisors and managers shall faithfully execute their official duties and protect their company’s interests. However, laws in the PRC related to such concepts as management’s fiduciary duty are not well developed and may not protect us in the event we are required to rely upon them.

We may experience risks resulting from our plans for expansion.

We may acquire companies in the future as part of our business plan. Entering into an acquisition entails many risks, any of which could harm our business, including: (a) diversion of management’s attention from other business concerns; (b) failure to integrate the acquired company with our existing businesses; (c) additional operating expenses not offset by additional revenue; and (d) dilution of our stock as a result of issuing equity securities.

If we are unable to implement our acquisition strategy, we may be less successful in the future. A key component of our growth strategy is to acquire additional cement factories and, if our acquisition of cement factories proves successful, our acquisition strategy may expand to include future acquisitions of cement businesses. While there are many such companies, we may not always be able to identify and acquire companies meeting our acquisition criteria on terms acceptable to us. Additionally, financing to complete significant acquisitions may not always be available on satisfactory terms. Further, our acquisition strategy presents a number of special risks to us that we would not otherwise contend with absent such strategy, including possible adverse effects on our earnings after each acquisition, diversion of management’s attention from our core business due to the special attention that a particular acquisition may require, failure to retain key acquired personnel and risks associated with unanticipated events or liabilities arising after each acquisition, some or all of which could have a material adverse effect on our business, financial condition and results of operations.

Our Company is subject to environmental and safety regulations, which may increase the Company’s compliance costs and may adversely affect the Company’s results of operation.

The Company, indirectly through its contractual rights to participate in the operation of Zhaoyuan Shuangji, is subject to the requirements of environmental and occupational safety and health laws and regulations in China. The Company cannot provide assurance that Zhaoyuan Shuangji has been or will be at all times in full compliance with all of these requirements, or that it will not incur material costs or liabilities in connection with these requirement. Additionally, these regulations may change in a manner that could have a material adverse effect on Zhaoyuan Shuangji’s business, results of operations and financial condition, all of which would have a material adverse effect on the Company. The capital requirements and other expenditures that may be necessary to comply with environmental requirements could increase and become a material expense of doing business.

We rely on a major customers and the loss of these customers could adversely affect our revenues.

The Company’s top ten customers represent 24.58 percent of the Company’s total revenues for the year ended December 31, 2007. It is difficult to keep these contracts as a result of severity price competition and customer’s diversification of its supply base to keep these contracts. The Company’s business would be materially and adversely affected if it loses these major customers.

Our future operating results may be affected by fluctuations in raw material prices. We may not be able to pass on increases to customers.

Our profits may be negatively affected by fluctuations in the price of raw material. We could be subject to short-term price volatility and may be forced to purchase raw material at higher prices and may be unable to pass the cost increase to our customers. This may adversely affect gross margins and profitability. Our sales agreements with customers generally contain provisions that permit the parties to adjust the contract price of the cement upward or downward at specified times. For example, we may adjust these contract prices because of increases or decreases in the price of raw material from our mining suppliers, general inflation or deflation, or changes in the cost of producing cement caused by such things as changes in taxes, fees, royalties or the laws regulating the mining, production, sale or use of cement. However, if we fail to agree on a price with our customer under these provisions, many agreements permits the customer to terminate the contract or refuse to buy all of the quantities contracted for. Market prices for raw material generally increased in most regions in China in 2006 and 2007. Top quality source rock is critical to maintaining the operating efficiencies of Zhaoyuan Shuangji and delivering cement to customers which meets their specifications. Since top quality raw source rock is more limited in supply, its price tends to be more volatile. A general rise in cement prices also may adversely affect the price of, and demand for, cement and products made with cement such as concrete. This may in turn lead to a fall in demand for Zhaoyuan Shuangji’s products, which would have a material adverse effect on the Company.

The demand for our product is cyclical and is affected by industrial economic conditions. Downturns in the economy may reduce demand for our product and our revenues could decline.

The domestic and international cement markets are cyclical and exhibit fluctuation in supply and demand from year to year and are subject to numerous factors beyond our control, including, but not limited to, the economic conditions in China, the global economic conditions and fluctuations in industries with high demand for cement, such as the road building and construction industries. A significant decline in demand or excess supply for cement may have a material adverse effect on the business and operations of Zhaoyuan Shuangji which would have a material adverse effect on the Company.

If any of Zhaoyuan Shuangji Cement’s sales agreements terminate or expire, our revenues and operating profits could suffer.

A substantial portion of our revenue is related to Zhaoyuan Shuangji sales made under cement sales agreements, which are important to the stability and profitability of our operations. It is common business practice in China that cement purchase and sale agreements are signed for one year terms, with annual renewals. This practice makes it difficult for us to forecast long-term purchase and sale quantities and can negatively affect our ability to manage inventory. These agreements may expire or be terminated. Cement sales agreements also typically contain force majeure provisions allowing temporary suspension of performance by us or the customer during the duration of specified events beyond the control of the affected party. Moreover, even if sales agreements are in force, buyers are generally not obligated to take the quantities specified in the contracts.

Increases in transportation costs could have a material adverse effect on our revenue.

Cement producers and processors depend upon rail, barge, trucking, overland conveyor and other systems to deliver cement to markets. While Zhaoyuan Shuangji’s customers typically arrange and pay for transportation of cement from our facilities to the point of use, any disruption of these transportation services because of weather-related problems, strikes, lock-outs or other events could temporarily impair Zhaoyuan Shuangji’s ability to supply cement to its customers and thus could adversely affect its results of operations, which would have a material adverse effect on the Company. If transportation for Zhaoyuan Shuangji’s cement becomes unavailable or uneconomic for its customers, Zhaoyuan Shuangji’s ability to sell cement could suffer, which would have a material adverse effect on the Company. Transportation costs can represent a significant portion of the total cost of cement. Since Zhaoyuan Shuangji’s customers typically pay that cost, it is a critical factor in a distant customer’s purchasing decision. If transportation costs from Zhaoyuan Shuangji’s facilities to the customer’s are not competitive, the customer may elect to purchase from another company.

We may not be able to meet quality specifications required by our customers and as a result could incur economic penalties or cancelled agreements which would reduce our sales and profitability.

Most of Zhaoyuan Shuangji’s cement sales agreements contain provisions requiring it to deliver cement meeting quality thresholds for certain geotechnical and geochemical technical characteristics. If Zhaoyuan Shuangji is not able to meet these specifications, because, for example, it is not able to source cement of the proper quality, it may incur economic penalties, including price adjustments, the rejection of deliveries or termination of the contracts, all of which could have a material adverse effect on the Company.

Our business is highly competitive and increased competition could reduce our sales, earnings and profitability.

The cement production business is highly competitive in China and Zhaoyuan Shuangji faces substantial competition in connection with the marketing and sale of its products. Some of its competitors are well established, have greater financial, marketing, personnel and other resources, have been in business for longer periods of time than Zhaoyuan Shuangji, and have products that have gained wide customer acceptance in the marketplace. The greater financial resources of these competitors will permit them to implement extensive marketing and promotional programs. We could fail to expand Zhaoyuan Shuangji’s market share, and could fail to maintain Zhaoyuan Shuangji’s current share.

We depend on our senior management team and the loss of any member could adversely affect our operations.

Zhaoyuan Shuangji and the Company are highly dependent on the services of Wenji Song and the loss of his services would have a material adverse effect on the operations of Zhaoyuan Shuangji and a material adverse effect on the Company. Mr. Song has been primarily responsible for the development of Zhaoyuan Shuangji and the development and marketing of its products. None of the executive officers of our Company or Zhaoyuan Shuangji, including Wenji Song, currently have any formal employment agreements. None of our companies have applied for key-man life insurance on the lives of these executives.

We do not have any registered patents or other intellectual property and we may not be able to maintain the confidentiality of our processes.

Neither the Company nor Zhaoyuan Shuangji has any patents covering Zhaoyuan Shuangji’s cement manufacturing processes nor Zhaoyuan Shuangji relies on the confidentiality of it manufacturing processes in producing a competitive product. There can be no guarantee that such confidentiality will be maintained or that such processes remain competitive in the marketplace.

We do not carry insurance coverage, any material loss to our properties or assets will have a material adverse effect on our financial condition and operations.

We and our subsidiaries and operating company are not insured in amounts that adequately cover the risks of our business operations. As a result, any material loss or damage to our direct or indirect, properties or other assets, or personal injuries arising from our direct or indirect business operations would have a material adverse affect on our financial condition and operations. Neither we, our subsidiaries nor our operating company, carries officer and director liability insurance. This may cause us to experience difficulties in convincing qualified persons to fill such positions.

Terrorist attacks or military conflict could result in disruption of our business.

Terrorist attacks and threats, escalation of military activity in response to such attacks or acts of war may negatively affect our business, financial condition and results of operations. Our business is affected by general economic conditions, fluctuations in consumer confidence and spending, and market liquidity, which can decline as a result of numerous factors outside of our control, such as terrorist attacks and acts of war. Future terrorist attacks, rumors or threats of war, actual conflicts involving China or its allies, or military or trade disruptions affecting Zhaoyuan Shuangji’s customers may materially adversely affect our operations. As a result, there could be delays or losses in transportation and deliveries of processed cement to Zhaoyuan Shuangji’s customers, decreased sales of cement and extensions of time for payment of accounts receivable from customers. Strategic targets such as energy-related assets may be at greater risk of terrorist attacks than other targets. In addition, disruption or significant increases in energy prices could result in government-imposed price controls. Any, or a combination, of these occurrences could have a material adverse effect on Zhaoyuan Shuangji’s business, financial condition and results of operations, which would have a material adverse effect on the Company.

Risks Relating to Doing Business in China

If the PRC enacts regulations which forbid or restrict foreign investment, our ability to grow may be severely impaired.

We intend to expand our business in areas relating to our present business, initially focusing on equipment used for wind power generation. We may also expand by seeking to develop equipment for other industries or by making acquisitions of companies in related industries. Many of the rules and regulations that we would face are not explicitly communicated, and we may be subject to rules that would affect our ability to grow, either internally or through acquisition of other Chinese or foreign companies. There are also substantial uncertainties regarding the proper interpretation of current laws and regulations of the PRC. New laws or regulations that forbid foreign investment could severely impair our businesses and prospects. Additionally, if the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

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levying fines;

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revoking our business and other licenses and;

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requiring that we restructure our ownership or operations

Any deterioration of political relations between the United States and the PRC could impair our operations.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential acquisition candidates or their goods and services to become less attractive. Such a change could lead to a decline in our profitability. Any weakening of relations between the United States and the PRC could have a material adverse effect on our operations, particularly in our efforts to raise capital to expand our other business activities.

Our operations and assets in the PRC are subject to significant political and economic uncertainties.

Government policies are subject to rapid change and the government of the PRC may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of the PRC will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform. The government of the PRC also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in the PRC, could have a material adverse effect on our business, results of operations and financial condition.

Price controls may affect both our revenues and net income.

The laws of the PRC provide for the government to fix and adjust prices. Although we are not presently subject to price controls in connection with the sale of our products, it is possible that price controls may be imposed in the future. To the extent that we are subject to price control, our revenue, gross profit, gross margin and net income will be affected since the revenue we derive from our sales will be limited and, unless there is also price control on the products that we purchase from our suppliers, we may face no limitation on our costs. Further, if price controls affect both our revenue and our costs, our ability to be profitable and the extent of our profitability will be effectively subject to determination by the applicable regulatory authorities in the PRC.

Our operations may not develop in the same way or at the same rate as might be expected if the PRC economy were similar to the market-oriented economies of OECD member countries.

The economy of the PRC has historically been a nationalistic, “planned economy,” meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, the PRC’s economy has been making a transition to a more market-oriented economy, although the government imposes price controls on certain products and in certain industries. However, we cannot predict the future direction of these economic reforms or the effects these measures may have. The economy of the PRC also differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development (the “OECD”), an international group of member countries sharing a commitment to democratic government and market economy. For instance:

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the level of state-owned enterprises in the PRC, as well as the level of governmental control over the allocation of resources is greater than in most of the countries belonging to the OECD;

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the level of capital reinvestment is lower in the PRC than in other countries that are members of the OECD;

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the government of the PRC has a greater involvement in general in the economy and the economic structure of industries within the PRC than other countries belonging to the OECD;

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the government of the PRC imposes price controls on certain products and our products may become subject to additional price controls; and

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the PRC has various impediments in place that make it difficult for foreign firms to obtain local currency, as opposed to other countries belonging to the OECD where exchange of currencies is generally free from restriction.

As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the economy of the PRC were similar to those of the OECD member countries.

All our officers and directors reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce United States court judgments against them in the PRC.

All our directors and executive officers reside in the PRC and substantially all of our assets are located in the PRC. It may therefore be difficult for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the federal securities laws.

We may have limited legal recourse under Chinese law if disputes arise under contracts with third parties.

Almost all of our agreements with our employees and third parties, including our supplier and customers, are governed by the laws of the PRC. The legal system in the PRC is a civil law system based on written statutes. Unlike common law systems, such as we have in the United States, it is a system in which decided legal cases have little precedential value. The government of the PRC has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the PRC, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance or to seek an injunction under Chinese law are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Because we may not be able to obtain business insurance in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

Business insurance is not readily available in the PRC. To the extent that we suffer a loss of a type which would normally be covered by insurance in the United States, such as product liability and general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

If the United States imposes trade sanctions on the PRC due to its currency, export or other policies, our ability to succeed in the international markets may be diminished.

The PRC currently “pegs” its currency to a basket of currencies, including United States dollar. This means that each unit of Chinese currency has a set ratio for which it may be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. This policy is currently under review by policy makers in the United States. Trade groups in the United States have blamed the cheap value of the Chinese currency for causing job losses in American factories, giving exporters an unfair advantage and making its imports expensive. There is increasing pressure for the PRC to change its currency policies to provide for its currency to float freely on international markets. As a result, Congress may consider enacting legislation which could result in the imposition of quotas and tariffs. If the PRC changes its existing currency policies or if the United States or other countries enact laws to penalize the PRC for its existing currency policies, our business may be adversely affected, even though we do not sell outside of the PRC. Further, we cannot predict what action the PRC may take in the event that the United States imposes tariffs, quotas or other sanctions on Chinese products. Even though we do not sell products into the United States market, it is possible that such action by the PRC may nonetheless affect both our business, since we are a United States corporation and the market for our stock, although we cannot predict the nature or extent thereof. Any government action which has the effect of inhibiting foreign investment could hurt our ability to raise funds that we need for our operations. The devaluation of the currency of the PRC against the United States dollar would have adverse effects on our financial performance and asset values when measured in terms of the United Stated dollar.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively.

We are subject to the PRC’s rules and regulations affecting currency conversion. Any restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of the PRC. Conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in the PRC, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the regulatory authorities of the PRC will not impose more stringent restrictions on the convertibility of the RMB, known as RMB, especially with respect to foreign exchange transactions.

Fluctuations in the exchange rate could have a material adverse effect upon our business.

We conduct our business in the RMB. To the extent our future revenue are denominated in currencies other the United States dollars, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse affect on our financial condition and operating results since our operating results are reported in United States dollars and significant changes in the exchange rate could materially impact our reported earnings. The change in value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the Chinese government changed its decade-old policy of pegging the value of the RMB to the

U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in appreciation of RMB against U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the Chinese government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar. As a portion of our costs and expenses is denominated in RMB, the revaluation in July 2005 and potential future revaluation has and could further increase our costs. In addition, as we rely entirely on dividends paid to us by our operating subsidiaries, any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any of our dividends payable on our ordinary shares in foreign currency terms. For example, to the extent that we need to convert U.S. dollars we receive from this offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us.

A downturn in the economy of the PRC may slow our growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business especially if it results in either a decreased use of products such as ours or in pressure on us to lower our prices. The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the Chinese government. The continued control of these assets and other aspects of the national economy by the Chinese government could materially and adversely affect our business. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in decreased capital expenditure by users of cement, which in turn could reduce demand for our products.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of renewable energy investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

If certain tax exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct corporate withholding taxes from any dividends we may pay in the future.

Under the PRC’s current tax laws, regulations and rulings, companies are exempt from paying withholding taxes with respect dividends paid to stockholders outside of the PRC. However, if the foregoing exemption is removed, we may be required to deduct certain amounts from any dividends we pay to our stockholders.

We may be treated as a resident enterprise for Chinese tax purposes after the new enterprise income tax law becomes effective on January 1, 2008, which may subject us to Chinese income tax for any dividends we receive from our subsidiaries.

Under the new enterprise income tax law, enterprises organized under the laws of jurisdictions outside China with their de facto management bodies located within China may be considered Chinese resident enterprises and therefore subject to Chinese enterprise income tax at the rate of 25% on their worldwide income. The new tax law, however, does not define the term de facto management bodies. If the Chinese tax authorities determine that we are a Chinese resident enterprise after the effective date of the new tax law, we will be subject to the Chinese income tax at the rate of 25% on our worldwide income, which will include any dividend income we receive from our Chinese subsidiaries. If we are required under the new tax law to pay income tax for any dividends we receive from our Chinese subsidiaries, our results of operations and the amount of dividends we may pay to our shareholders would be materially and adversely affected.

If the PRC tax authorities dispute our method of paying value added taxes, we may be subject to penalties under the tax laws of the PRC.

Under the commercial practice of the PRC, we paid value added taxes (“VAT”) and business tax based on tax invoices issued. We generally issue our tax invoice subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date of which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty which can range from zero to five times of tax which is determined to have been improperly deferred. Although we believe that we are paying VAT and business taxes in accordance with the common practice in PRC, we cannot assure you that the PRC tax authorities would not reach a different conclusion and determine that common practice is not in accordance with the tax laws of the PRC. If a penalty is ultimately assessed against us, the penalty could represent a material amount.

Uncertainties with respect to the Chinese legal system could have a material adverse effect on us.

We conduct substantially all of our business through our subsidiary, Chine Holdings and its subsidiary, JZIC, which is established in China. JZIC is generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. China’s legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Laws and regulations relating to foreign investments in China are relatively new, and China’s legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

PRC foreign exchange control may limit our ability to utilize our cash effectively and affect our ability to receive dividends and other payments from our PRC subsidiaries.

Our PRC subsidiaries, which are foreign investment entities (“FIEs”), are subject to the PRC rules and regulations on currency conversion. In the PRC, the State Administration of Foreign Exchange (“SAFE”) regulates the conversion of the RMB into foreign currencies. Currently, foreign investment enterprises (including wholly foreign-owned enterprises) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs”. With such registration certification (which have to be renewed annually), FIEs are allowed to open foreign currency accounts including the “current account” and “capital account”. Currently, transactions within the scope of the “current account” (for example, remittance of foreign currencies for payment of dividends) can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account” (for example, for capital items such as direct investments, loans and securities) still requires the approval of the SAFE. JZIC has obtained the “Foreign Exchange Registration Certificates for FIEs”, which is subject to annual review. There is no assurance that the PRC regulatory authorities will not impose restrictions on the convertibility of the RMB for FIEs. As such, any future restrictions on currency exchanges may limit our ability to utilize funds generated in the PRC to fund any potential business activities outside the PRC or to distribute dividends to our shareholders.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of avian flu, SARS or another epidemic or outbreak. China reported a number of cases of SARS in April 2004. In 2005, there were reports on the occurrences of avian flu in various parts of China, including a few confirmed human cases. Any prolonged recurrence of avian flu, SARS or other adverse public health developments in China may have a material adverse effect on our business operations. These could include our ability to travel or ship our products outside of China, as well as temporary closure of our manufacturing facilities. Such closures or travel or shipment restrictions would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of avian flu, SARS or any other epidemic.

Risks Related to Our Stock

The OTC Bulletin Board is a quotation system, not an issuer listing service, market or exchange. Therefore, buying and selling stock on the OTC Bulletin Board is not as efficient as buying and selling stock through an exchange. As a result, it may be difficult for you to sell your common stock or you may not be able to sell your common stock for an optimum trading price.

The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities.

Because trades and quotations on the OTC Bulletin Board involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

When fewer shares of a security are being traded on the OTC Bulletin Board, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTC Bulletin Board at the time of the order entry.

Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not able to sell shares of common stock at the optimum trading prices.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTC Bulletin Board if the common stock or other security must be sold immediately. Further, purchasers of securities may incur an immediate “paper” loss due to the price spread. Moreover, dealers trading on the OTC Bulletin Board may not have a bid price for securities bought and sold through the OTC Bulletin Board. Due to the foregoing, demand for securities that are traded through the OTC Bulletin Board may be decreased or eliminated.

We are subject to the penny stock rules and these rules may adversely affect trading in our common stock.

Our common stock is a “low-priced” security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives.

Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock and increases transaction costs for sales and purchases of our common stock as compared to other securities.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the Over-The-Counter Bulletin Board, the stock market in which shares of our common stock will be quoted, generally have been very volatile and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

•

variations in our operating results;

•

announcements of technological innovations, new services or product lines by us or our competitors;

•

changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

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changes in operating and stock price performance of other companies in our industry;

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additions or departures of key personnel; and

•

future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

We will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses that Zhaoyuan Shuangji did not incur as private companies prior to the Agreements. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the National Association of Securities Dealers (“NASD”). We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-

consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act of 2002 could be impaired, which could cause our stock price to decrease substantially.

Since, prior to the Agreements, Zhaoyuan Shuangji operated as a private company without public reporting obligations. Zhaoyuan Shuangji has committed limited personnel and resources to the development of the external reporting and compliance obligations that would be required of a public company. Recently, we have taken measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with joining a public company, when and as such requirements become applicable to us. Prior to taking these measures, we did not believe we had the resources and capabilities to do so. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

Our principal stockholders have the ability to exert significant control in matters requiring stockholder vote and could delay, deter or prevent a change in control of our company.

Wenji Song, our President and chairman of our Board of Directors, owns 51.3% of CSCH. CSCH owns approximately 74.26% of the Company’s common stock and will be able to control the election of directors and other matters presented for a vote of stockholders. In addition, Delaware corporate law provides that certain actions may be taken by written consent action of the stockholders holding a majority of the outstanding shares. In the event that the requisite approval of stockholders is obtained, dissenting or non-participating stockholders generally would be bound by such vote. Through their concentration of voting power, Wenji Song and CSCH could delay, deter or prevent a change in control of our company or other business combinations that might otherwise be beneficial to our other stockholders. In deciding how to vote on such matters, Wenji Song and Wenji Song and CSCH may be influenced by interests that conflict with yours, including without limitation their direct equity ownership and control of Zhaoyuan Shuangji, the entity that the Company is contractually dependent upon for all its revenue. You should not buy our common stock unless you are willing to entrust all aspects of operational control to the Company’s current Chinese based management team.

Stockholders, who are also officers and directors, have significant control over the company and may have conflicts of interest with the company.

Wenji Song and CSCH may have, or may develop in the future, conflicts of interest with us. They are the equity owners of Zhaoyuan Shuangji and it may be in their personal economic interest to cause Zhaoyuan Shuangji to disregard its contractual obligations under the Agreements. As the equity owners of Zhaoyuan Shuangji, they might personally profit if Zhaoyuan Shuangji’s benefits of operation are not directed to us. Because these individuals are residents of and reside in China, it may be very difficult for our minority shareholders to enforce any legal rights they may otherwise have under the laws of the State of Delaware or the federal laws of the United States related to our management team and their fiduciary duties.

We do not intend to pay dividends in the foreseeable future.

We do not intend to pay any dividends in the foreseeable future. We do not plan on making any cash distributions in the manner of a dividend or otherwise.

We have the right to issue additional common stock and preferred stock without the consent of shareholders. This would have the effect of diluting your ownership in the company and could decrease the value of your stock.

There are additional authorized but unissued shares of our Common Stock that may be later issued by our management for any purpose without the consent or vote of the stockholders that would dilute a stockholder’s percentage ownership of the company.

In addition, our articles of incorporation authorize the issuance of shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the board of directors. Currently we have 20,250,000 shares out of 30,000,000 shares of Series 2008 Preferred

Stock issued.  While no other preferred stock is currently outstanding or subject to be issued, the articles of incorporation have authorized issuance of up to 100,000,000 shares of preferred stock in the discretion of the board of directors. Such preferred stock may be issued upon filing of amended Certificate of Incorporation and the payment of required fees; no further shareholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by the board of directors and could operate to the disadvantage of the outstanding Common Stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

Financial Information

Selected Consolidated Financial Data

The following selected consolidated statement of operations data for the years ended December 31, 2007, 2006, and 2005 and the balance sheet data as of December 31, 2007 and 2006 is derived from our audited consolidated financial statements, which are included elsewhere in this Form 8K. The selected consolidated statement of operations data for the period from December 31, 2004 and 2003 and the balance sheet data as of December 31, 2005, 2004 and 2003 is derived from our unaudited consolidated financial statements not included in this Form 8K. In the opinion of management, unaudited financial statements include all adjustments, consisting principally of normal recurring accruals, that management considers necessary for a fair presentation of the financial position and the results of operations for these periods. Historical results are not necessarily indicative of the results of operations for future periods. The following data is qualified in its entirety by and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this Form 8K.

	Year Ended December 31, (Unit: US Dollars)

	2007 (audited)	2006 (audited)	2005 (audited)	2004 (unaudited)	2003 (unaudited)
Consolidated Income Sheet Data:
Net Revenues	$ 50,902,200	$ 45,723,321	$ 38,257,763	$ 39,454,859	$ 27,779,531
Cost of Sales	42,510,017	39,454,578	32,776,456	32,691,782	22,455,468
Gross Profit	8,392,183	6,268,743	5,481,307	6,763,077	5,624,063
Total Operating Expenses	1,512,955	1,612,707	1,649,230	2,160,965	1,883,587
Income from Operations	6,879,228	4,656,036	3,832,077	4,602,112	3,440,476
Total Other Income (Expense)	(867,485)	130,232	749,154	140,195	243,205
Income Before Income Taxes	6,011,743	4,786,268	4,581,231	4,742,307	3,197,271
Income Taxes	1,859,991	1,747,862	1,698,151	1,674,326	975,634
Net Income	4,151,753	3,038,407	2,883,080	3,067,981	2,221,637

Consolidated Balance Sheet Data:	(audited)	(audited)	(unaudited)	(unaudited)	(unaudited)
Cash and Cash Equivalents	802,211	603,811	454,721	402,243	274,079
Total Current Assets	19,500,087	15,770,023	11,314,745	11,242,557	13,214,867

Total Assets	36,101,488	33,544,195	30,755,685	30,031,461	31,185,407
Total Current Liabilities	24,451,458	12,796,912	7,933,006	9,355,657	8,417,793
Total Liabilities	26,926,130	26,557,065	24,601,324	25,453,277	27,125,054
Total Stockholders’ Equity	9,175,358	6,987,130	6,154,359	4,578,184	4,060,354

Management Discussion and Analysis or Plan of Operations

The following discussion contains forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding future events, our plans and expectations and financial projections. Our actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed elsewhere in this 8-K. See “RISK FACTORS.”  Unless otherwise specified, all dollar amounts are in U.S. dollars.

Overview

Through contractual agreements between JZIC and Zhaoyuan Shuangji, we indirectly participate in Zhaoyuan Shuangji’s business of manufacturing and selling high-grade cement to the industrial sector in the People’s Republic of China and to international markets. Zhaoyuan Shuangji’s processed cement products are primarily purchased by the cement industry for the purpose of making the cement required for the construction of buildings, roads, and other infrastructure projects. Except for our contractual rights related to the operations of Zhaoyuan Shuangji, we have no other operations or assets. As a result all the information presented in this discussion is based on the operations of Zhaoyuan Shuangji.

Results of Operations

Three Months Ended March 31, 2008 Compared to Three Months Ended March 31, 2007

Net Revenue. Net revenue for the three months ended March 31, 2008 increased $941,374, or 8.80%, from $10,695,550 for the three months ended March 31, 2007 to $11,636,924 for the three months ended March 31, 2008. The primary reason for our increase in net revenue was due to foreign exchange conversion.

Cost of Revenues. The cost of revenue for the three months ended March 31, 2008 increased $660,964, or 7.31%, from $9,041,802 for the three months ended March 31, 2007 to $9,702,766 for the three months ended March 31, 2008. This was primarily due to the increase in the cost of raw material.

Gross Profit. Gross profit for the three months ended March 31, 2008 increased $280,410 or 17.0%, from $1,653,748 for the three months ended March 31, 2007 to $1,934,158 for the three months ended March 31, 2008 due to the higher increase in sale price of cement compared to the increase in raw materials.

Selling Expenses, General and Administrative Expenses. Expenses were $281,907 for the three months ended March 31, 2008, compared to $352,938 for the three months ended March 31, 2007. This represents a decrease of $71,031, or 20.1%, primarily due to efficiencies in operations.

Income from Operations. Operating income was $1,652,251 for the three months ended March 31, 2008 and $1,300,810 for the three months ended March 31, 2007. The increase of $351,441, or 27.0%, was primarily the result of increased revenues combined with the decrease in general and administrative expenses.

Interest Expense. Interest expense for the three months ended March 31, 2008 includes interest payments of $553,348 compared to $358,285 incurred for the three months ended March 31, 2007. This represents an increase of $195,063, or 54.44% due to increasing interest rates.

Subsidy and Non-Operating Income. Subsidiary and non-operating income was $167,389 for the three months ended March 31, 2008 compared to $15,187 incurred for the three months ended March 31, 2007. This represents an increase of $152,202, or 1,002%, and was primarily the result of an increase in the subsidy of the value added taxes. The Company is eligible for refund of value added taxes under a materials utilization program of the Shandong Economic and Trades Commission. This program encourages use in the manufacturing process of materials which might otherwise be discarded. It is available to the Company only for production at the Zhaoyuan plant. Benefits of this program amounted to $476,428 in 2007, $1,153,064 in 2006, and $1,575,740 in 2005. In the past, the program has been approved for periods of two years; these periods have consistently been renewed. The program has now been extended to the end of 2009.

Income Before Income Taxes. Income before income taxes was $957,712 for the three months ended March 31, 2007, compared to income before income taxes of $1,266,292 for the three months ended March 31, 2008. The increase of $308,580, or 32.2%, was primarily the result of increased sales revenues, decreasing general and administrative expenses, and increased VAT refunds.

Income Taxes. Income taxes increased $21,289, or 5.82%, from $365,896 for the three months ended March 31, 2007, to $387,185 for the three months ended March 31, 2008.

Net Income. Net income was $591,816 for the three months ended March 31, 2007, compared to $879,107 for the three months ended March 31, 2008, an increase of $287,291 or 48.5%.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Net Revenue. Net revenue for the year ended December 31, 2007 increased $5,178,879, or 11.3%, from $45,723,321 in the year ended December 31, 2006 to $50,902,200. The tonnage sales of cement did not increase significantly from approximately 1,538,705 tons in the year ended December 31, 2006 to approximately 1,538,587 tons in the year ended December 31,

2007. The primary reason for our increase in net revenue was due to market adjustments in the price of cement due the increase in the general demand for cement in China.

Cost of Revenues. The cost of revenue for the year ended December 31, 2007 increased $3,055,439, or 7.74%, from $39,454,578 in the year ended December 31, 2006 to $42,510,017 in the year ended December 31, 2007. This was primarily due to the increase in the cost of raw material.

Gross Profit. Gross profit for the year ended December 31, 2007 increased $2,123,440 or 33.9%, from $6,268,743 in the year ended December 31, 2006 to $8,392,183 in the year ended December 31, 2007 due to the higher increase in sale price of cement compared to the increase in raw materials.

Selling Expenses, General and Administrative Expenses. Expenses were $1,512,955 for the year ended December 31, 2007, compared to $1,612,707 for the year ended December 31, 2006. This represents a decrease of $99,752, or 6.19%, primarily due to efficiencies in operations.

Income from Operations. Operating income was $6,879,228 in the year ended December 31, 2007 and $4,656,036 in the year ended December 31, 2006. The increase of $2,233,192, or 47.8%, was primarily the result of increased revenues and continual decrease in general and administrative expenses.

Interest Expense. Interest expense in the year ended December 31, 2007 was $1,264,144 compared to $1,092,178 incurred in the year ended December 31, 2006. This represents an increase of $171,966, or 15.8% due increasing interest rates.

Subsidy and Non-Operating Income. Subsidiary and non-operating income was $476,880 in the year ended December 31, 2007 compared to $1,222,410 incurred in the year ended December 31, 2006. This represents a decrease of $745,530, or 61.0%, was primarily the result of a decrease in the subsidy for value added tax. The Company is eligible for refund of value added taxes under a materials utilization program of the Shandong Economic and Trades Commission. This program encourages use in the manufacturing process of materials which might otherwise be discarded. It is available to the Company only for production at the Zhaoyuan plant. Benefits of this program amounted to $476,428 in 2007, $1,153,064 in 2006, and $1,575,740 in 2005. In the past, the program has been approved for periods of two years; these periods have consistently been renewed. The program has now been extended to the end of 2009.

Income Before Income Taxes. Income before income taxes was $4,786,268 in the year ended December 31, 2006, compared to income before income taxes of $6,011,743 in the year ended December 31, 2007. The increase of $1,225,475, or 25.6%, was primarily the result of increased sales revenues and decreasing general and administrative expenses, offset by a reduction VAT refunds.

Income Taxes. Income taxes increased $112,129, or 6.42%, from $1,747,862 in the year ended December 31, 2006, to $1,859,991 in the year ended December 31, 2007.

Net Income. Net income was $3,038,407 in the year ended December 31, 2006, compared to $4,151,753 in the year ended December 31, 2007, an increase of $1,113,346 or 36.6%.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Net Revenue. Net revenue for the year ended December 31, 2006 increased $7,465,558, or 19.5%, from $38,257,763 in the year ended December 31, 2005 to $45,723,321 in the year ended December 31, 2006. The tonnage sales of cement increased approximately 180,825 tons from approximately 1,357,880 tons in the year ended December 31, 2005 to approximately 1,538,705 tons in the year ended December 31, 2006, a 13.3% increase. This was the primary reason for our increase in net revenue. The increase in tonnage sales was primarily due to increased orders of cement from existing and new customers in the year ended December 31, 2006. The increase in orders was primarily because of the increase in the general demand for cement in China and increased marketing efforts.

Cost of Revenues. The cost of revenue for the year ended December 31, 2006 increased $6,678,122, or 20.4%, from $32,776,456 in the year ended December 31, 2005 to $39,454,578 in the year ended December 31, 2006. This was primarily due to the increase in sales volume with higher cost of materials.

Gross Profit. Gross profit for the year ended December 31, 2006 increased $787,436 or 14.4%, from $5,481,307 in the year ended December 31, 2005 to $6,268,743 in the year ended December 31, 2006 due to the increase in sales volume.

Selling Expenses, General and Administrative Expenses. The expenses were $1,612,707 for the year ended December 31, 2006, compared to $1,649,230 for the year ended December 31, 2005. This represents a decrease of $36,523, or 2.21%, primarily due to efficiencies in operations.

Income from Operations. Operating income was $3,832,077 in the year ended December 31, 2005 and $4,656,036 in the year ended December 31, 2006. The increase of $823,959, or 21.5%, was primarily the result of increased sales and a decrease in general and administrative expenses.

Interest Expense. Interest expense in the year ended December 31, 2006 was $1,092,178 compared to $899,233 incurred in the year ended December 31, 2005. This represents an increase of $192,945, or 21.5%.

Subsidy and Non-Operating Income. Subsidiary and non-operating income was $1,222,410 in the year ended December 31, 2006 compared to $1,730,110 incurred in the year ended December 31, 2005. This represents a decrease of $507,700, or 29.3%, and was primarily the result of a decrease in the VAT refund.

Income Before Income Taxes. Income before income taxes was $4,581,231 in the year ended December 31, 2005, compared to income before income taxes of $4,786,268 in the year ended December 31, 2006. The increase of $205,037, or 4.48%, was primarily the result of increased sales and decreasing general and administrative expenses and a decrease in VAT refunds.

Income Taxes. Income taxes increased $49,711, or 2.93%, from $1,698,151 in the year ended December 31, 2005, to $1,747,862 in the year ended December 31, 2006.

Net Income. Net income was $2,883,080 in the year ended December 31, 2005, compared to $3,038,407 in the year ended December 31, 2006, an increase of $155,327 or 5.39%.

Liquidity and Capital Resources

Net cash consumed by operating activities was $43,161 for the three months ended March 31, 2008, compared to $177,435 for the three months ended March 31, 2007, a decrease of $134,274.

Net cash provided by financing activities of $626,049 for the three months ended March 31, 2008 was related to the borrowings under bank loans. Net cash provided by financing activities of $196,528 for the three months ended March 31, 2007 was also related to the borrowings under bank loans.

Net cash provided by operating activities was $1,098,725 in the year ended December 31, 2007, compared to $1,515,655 in the year ended December 31, 2006, a decrease of $416,930. Although there was increase in net income (after adjusting for non-cash items), the decrease in net cash provided by operations activities was due to increased inventories and accounts receivables, despite that other accounts receivable and advances to suppliers improved in the year ended December 31, 2007 compared to the year ended December 31, 2006.

Net cash used in financing activities of $ (113,099) in the year ended December 31, 2007 was related to the borrowings under bank loans and dividend distributions. Net cash used in financing activities of $ (1,357,908) in the year ended December 31, 2006 was also related to borrowings under bank loans and dividend distributions.

Among the assets acquired in 2002 with the Zhaoyuan cement plant was a $1,097,897 receivable from a brick manufacturing company, which at one time had been an affiliate of the Zhaoyuan cement factory. The Company and the brick manufacturing company have informally agreed that this debt will be satisfied by the delivery of bricks with a value equal to the amount of the debt. The delivery of bricks would occur at a time when they are needed by us for capital expansion, which management expects will occur during the next one to two years. A partial payment of this receivable was received during 2007, reducing it to $1,095,630.

We have occasionally made loans to customers, suppliers and others with business relationships or potential relationships with the Danzhou and Dongfang plants. Typically, these loans do not bear interest during an initial term and then bear interest at market rates. The loans are due during 2009 and 2010. Loan activity is summarized below:

	Opening			Closing
	Balance	Additions	Repayments	Balance
2005	$ 410,657	$ 1,088,860	$ 15,091	$ 1,484,426
2006	1,484,426	1,509,025	1,968,185	1,025,266
2007	1,025,266	838,217	555,292	1,308,191

We believe that our liquidity will be adequate to satisfy our obligations for the foreseeable future. Future requirements for our business needs, including the funding of capital expenditures and debt service for outstanding financings are expected to be financed by a combination of internally generated funds, the proceeds from the sale of our securities, borrowings and other external financing sources. However, we may not be able to generate sufficient operating cash flow and external financing sources may not be available in amounts or on terms sufficient to meet our liquidity needs. Our opinion concerning our liquidity is based on current information. If this information proves to be inaccurate, or if circumstances change, we may not be able to meet our liquidity needs.

Company’s Significant Accounting Estimates and Policies

The discussion and analysis of the Company’s financial condition and results of operations is based upon the Company’s financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company’s to make estimates and judgments that affect the reported amounts of assets and liabilities. On an on-going basis, the Company’s evaluates its estimates including the allowance for doubtful accounts, the saleability and recoverability of inventory, income taxes and contingencies. The Company’s bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances, the results of which form the Company’s basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Company must make estimates of the collectability of accounts receivable. The Company analyzes historical write-offs, changes in its internal credit policies and customer concentrations when evaluating the adequacy of its allowance for doubtful accounts. Differences may result in the amount and timing of expenses for any period if the Company makes different judgments or uses difference estimates.

Property and equipment are evaluated for impairment whenever indicators of impairment exist. Accounting standards require that if an impairment indicators are present, the Company must assess whether the carrying amount of the asset is unrecoverable by estimating the sum of the future cash flows expected to result from the asset, undiscounted and without interest charges. If the carrying amount is less than the recoverable amount then an impairment charge must be recognized, based on the fair value of the asset.

Goodwill is reviewed at least annually for impairment, or more frequently if indicators of impairment exist, goodwill is tested by comparing net book value of the reporting entity to fair value. The Company’s management’s assumptions about fair values require significant judgment because broad economic factors, industry factors and technology considerations can result in variable and volatile fair values.

The Company cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

Revenue is recognized when product is delivered to customers. In determining delivery, consideration is given to the following: whether an arrangement exists with the buyer; whether delivery has occurred; whether the price to the buyer is fixed or determinable; and that collection is reasonably assured. No provision is made for any right of return that may exist as the criteria specified in Statement of Financial Accounting Standards (SFAS) No. 48 have been met.

The Company’s functional currency is China’s RMB and its reporting currency is U.S. dollars. The Company’s current assets & liabilities and long-term monetary assets & liabilities are translated into U.S. dollars at the year-end exchange rates. Transaction gains and losses are immaterial in each of the periods presented.  PRC fixed the exchange rate at 8.2765 RMB per US$1.00 through July 2005. The PRC adopted a floating rate in July 2005 and the exchange rates on December 31, 2005, 2006 and 2007 were 8.0702 RMB, 7.8041 RMB and 7.2946 RMB per US$1.00, respectively. The exchange rates on March 31, 2007 and 2008 were 7.7342 RMB and 7.0124 RMB per US$1.00, respectively.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not previously engaged in any significant transactions that are subject to the restrictions.

Risks and Uncertainties

The officers of the Company control a majority of the outstanding stock of the Company. As a result, insiders will be able to control the outcome of all matters requiring stockholder approval and will be able to elect all of the Company directors.

Zhaoyuan Shuangji operates under authority of a business license which was granted in 2002 and expires in the year 2022. Renewal of the license depends on the result of government inspections which are made to ensure environmental laws are not breeched.

Statutory Reserve

As required by the Chinese law that governs accounting, Zhaoyuan Shuangji allocates 10% of the after tax profits of the previous year, if any, to a Statutory Reserve Fund and 5% to a Statutory Public Welfare Fund. These funds are allocated appropriately until reserves reach 50% of Paid in Capital. This limit was reached during 2005, and there have been no such allocations since then.

Contractual Obligations

The following table sets forth our contractual obligations to make future payments as of December 31, 2007.

	Payments due
	Total	< 1 year	1-3 years	3-5 years	> 5 years
	(in $ thousands)
Bank Loans	21,227,263	18,752,591	2,201,228	273,444	–
Total obligations:	21,227,263	18,752,591	2,201,228	273,44	–

We have bank loans with six Chinese banks and one from a local governmental agency. Three of these loans had terms which at December 31, 2007 exceeded one year; the others are due in 2008. Each of these loans has been outstanding since 2002; each has been renewed on respective due dates. We intend to continue to renew these loans as each comes due and do not anticipate difficulty in making these renewals. These loans bear interest at rates ranging between 5.3% and 10.3%. The loans with terms exceeding one year are listed below.

Bank loan, due 3/24/09, with interest at 5.32%

$   697,283

Bank loan, due 2/6/10, with interest at 5.5%

 1,503,945

Bank loan, due 3/20/12, with interest at 10.3%

      273,444

Total:

 $   2,474,672

We did not have any other long-term debt obligations, operating lease obligations, purchase obligations or other long-term liabilities as of December 31, 2007.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholder’s equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Inflation

Inflation in China has not materially impacted our results of operations in recent years. According to the National Bureau of Statistics of China, the annual consumer price index in China was 1.6%, 2.8% and 6.5% as of December 31, 2004, 2005, and 2006, respectively.

Quantitative and Qualitative Disclosures About Market Risk

Inflation and Currency Matters

In the most recent decade, the Chinese economy has experienced periods of rapid economic growth as well as relatively high rates of inflation, which in turn has resulted in the periodic adoption by the Chinese Government of various corrective measures designed to regulate growth and contain inflation. Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of net revenues if the selling prices of our products do not increase with these increased costs.

Foreign operations are subject to certain risks inherent in conducting business abroad, including price and currency exchange controls, and fluctuations in the relative value of currencies. The Company’s revenue is derived entirely from the operation of Zhaoyuan Shuangji in China and, accordingly, the sale of Zhaoyuan Shuangji’s products is settled primarily in RMB. As a result, devaluation or currency fluctuation of the RMB against the US$ would adversely affect the Company’s financial performance when measured in US dollars.

Until 1994, the RMB experienced a significant devaluation against US dollars but since then the value of the RMB relative to the US dollar has remained stable. In addition, the RMB is not readily convertible into US dollars or other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People’s Bank of China.

Credit Risk

The Company’s financial instruments that are exposed to concentration of credit risk consist primarily of cash held by the Company, and accounts receivable from the customers of the Company. Cash is maintained with major state-owned banks in the PRC. Management has not evaluated the credit risk from banks based on its notion that state-owned banks command considerable funds with good reputation. The Company periodically performs credit analysis and monitors the financial condition of its clients in order to minimize credit risk. There is no assurance that these measures will be completely effective. The Company had approximately $4,671,714 of accounts receivable as of December 31, 2007. The balance of accounts receivable has been reduced by a provision for doubtful accounts in the amounts of $794,248 at December 31, 2007.

Currency Exchange Rate Risk

The Company’s currency exchange rate risks consist primarily of currency from financing. The Company’s financing activities, if any, will be settled in US dollars and deposited in its bank account in US dollars. The Company conducts virtually all of its business and investment activity in China and the value of our business is effectively denominated in RMB. The

Company will convert US dollars into RMB to conduct its investment activities and business. The Company does not hedge its RMB - US dollar exchange rate exposure. Therefore, we will choose to reduce our exposures through financial instruments (hedges) that provide offsets or limits to our exposures when considered appropriate.

Risk of Inventory Prices

The risk of inventory prices of the Company comes from the upward movement in prices of raw materials and downward movement of selling price.  In the current economic environment, it is unlikely that such a result would occur.

1.

Further develop the market in order to use up the finished good from more sales.

2.

Better organize all kinds of information, adjust the inventory from various warehouses, and avoid unnecessary production.

Critical Accounting Policies & Recent Accounting Pronouncements

Please see Note 2 in the Audited Financial Statements.

Description of Properties

The Company’s headquarters are located at 221 Linglong Road, Zhaoyuan City, Shandong, China. The Company conducts its operations from its principal business offices in Zhaoyuan, and from its offices in Dangzhou, and Dongfang, which are Company owned. The Company is not obligated under any long term operating leases. Zhaoyuan Shuangji has three plant locations:

•

Zhaoyuan cement factory is located at 221 Linglong Road, Zhaoyuan City, Shandong Province and was built in 1971. The yearly output capacity is approximately 500,000 metric tons that consist primarily of 32.5R and 42.5R Portland cement. This factory possesses advanced and complete testing methods. In 1994 the factory was equipped with environmental protection equipment.

•

Dongfang cement factory is located at Huangning Area, Bashuo Town, Dongfang City, Hainan Province and was founded in 1994. The factory’s yearly output capacity is approximately 500,000 metric tons and it mainly produces 32.5R and 42.5R Portland cement. It was the first “smokeless factory” in Hainan province and was recognized by the state environmental protection administration.

•

Danzhou cement factory is located at Nada Hengling Area, Danzhou City, Hainan Province where it produces approximately 500,000 metric tons of cement per year. This factory is well-equipped with technological and complete testing machines. All systems are controlled by computers that have incorporated the advanced quality management system based on ISO 9002.

Plant	Total Area (m2)	Building Area (m2)	Output (metric tons)	Site
Zhaoyuan	144,674	41,245	500,000	Zhaoyuan City
Dongfang	133,340	39,825	500,000	Dongfang City
Danzhou	133,340	43,257	500,000	Danzhou City
Total:	460,230	124,327	1,500,000

The Zhaoyuan cement plant was acquired on April 11, 2002 for a cash payment of $164,726 and the assumption of $26,899,007 of debt. As part of the acquisition of the Zhaoyuan cement plant, Zhaoyuan Shuangji acquired a 25% interest in the Dongfang cement plant. The remaining equity interests of this cement plant were acquired on October 16, 2002 in return for the assumption of debt totaling $1,959,424.

On August 16, 2002, the Company acquired the Danzhou cement plant. As consideration for this acquisition, Zhaoyuan Shuangji assumed debt that totaled $13,639,609. To facilitate the acquisition of the Danzhou plant, the company made an $11,172,000 bank loan. The lending bank was a part owner of the cement plant and a member of the selling group. As an incentive for Zhaoyuan Shuangji to make the acquisition, the bank cancelled $3,657,000 of the loan and agreed that it would not charge interest on all bank loans owed to it by Zhaoyuan Shuangji during the period April 1, 2005 to December 31, 2008. The purchase price of this cement plant was reduced by the cancelled debt and the present value of the interest concession. This reduction totaled $5,892,000. The interest concession is being amortized by periodic charges to income over the period affected.

The assets of each of the three facilities were recorded at fair market values, which were based on appraisals made at that time. In each case, the cost of the acquisition was less than the appraised values of the assets and the appraised values were reduced, proportionately.

Private ownership of land is not permitted in the PRC. Instead, Zhaoyuan Shuangji has leased land at each of its three manufacturing facilities. These leases expire in 2052, in the case of Zhaoyuan, 2065, in the case of Dongfang, and 2063, in the case of Danzhou. They permit the use of 217 mu at Zhaoyuan, 200 mu at Dangzhou and 200 mu at Dongfang (a mu is equal to .06667 hectares). Payments to acquire these leases totaled $4,106,024. This cost is being amortized over the respective lives of the leases.

The Company also has contracts that give it the right to mine limestone at two locations for use at the Danzhou plant. The cost of acquiring these mining rights was $1,267,133. That cost is being amortized to expenses as the limestone is mined. The contracts are each for fifty years and it is estimated that the Company will be able to provide its full needs at Danzhou from these sites during the entire fifty year periods.

The tonnage production and sales for 2005, 2006, and 2007 was:

Year	Total Cement Produced (metric tons)	Total Cement Sold (metric tons)
2005	1,358,844	1,357,880
2006	1,570,163	1,538,705
2007	1,555,203	1,538,587

The Company is not involved in investments in (i) real estate or interests in real estate, (ii) real estate mortgages, and (iii) securities of or interests in persons primarily engaged in real estate activities, as all of its land rights are used for production purposes except for the following:

•

Construction was completed during December 2007 on two commercial buildings located at the Zhaoyuan plant on land held by the Company under a long term lease. These buildings are to be held by the Company as investments. They were leased in January 2008 to outside parties and will be used by the leasees as restaurants, shops and entertainment facilities. The Company is obligated under a construction contract with the contractor that built the facilities. The amount of the obligation will not be determined until the contractor’s cost has been audited. Managements expects this cost to approximate the budget under which the buildings were constructed, which was $345,000.

•

During 2006 the Company began construction of two dormitory buildings at the Zhaoyuan plant, containing 84 apartments. Work was completed early in 2007 and the apartments were sold to employees. Sale prices of the apartments were set at levels to recover construction cost and no profit or loss was realized on this project. Construction costs totalled $1,364,066.

We currently have approximately 689 full-time employees. Approximately 647 of these employees were in the areas of production, quality control and transportation, and the remaining 42 were in the areas of corporate, finance, purchasing and marketing and sales.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable. The percentage ownership is based on 26,932,166 shares of common stock and 20,250,000 shares of Series 2008 preferred stock outstanding at August 11, 2008.

The following tables set forth information regarding beneficial ownership of our common stock as of August 11, 2008 (i) by each person who is known to us to beneficially own more than 5%

of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of 221 Linglong Road, Zhaoyuan City, Shandong, PRC.

Name of

Shares of

Percent

Title of Class

Beneficial Owner

Common Stock

of Class

Common Stock

China Shuangji Cement Holding Ltd. (1)

20,000,000

74.26%

Common Stock

Wenji Song (1)

0

0%

Chairman and President

Common Stock

Hongcheng Liu (1)

0

0%

CFO

Common Stock

Bo Wu (1)

0

0%

Director and Secretary

Common Stock

Jun Song (1)

0

0%

Director and CEO

Common Stock

Linxin Cui (1)

0

0%

Director

Common Stock

Shouheng Yuan (1)

0

0%

Director and Vice-President of Sales

Common Stock

Directors and Officers (1)

11,588,000

43.03%

as a Group (7 persons)

Preferred Stock

China Shuangji Cement Holding Ltd. (1)

16,000,000

 79.01%

Preferred Stock

Wenji Song (1)

0

0%

Chairman and President

Preferred Stock

Hongcheng Liu (1)

0

0%

CFO

Preferred Stock

Bo Wu (1)

0

0%

Director and Secretary

Preferred Stock

Jun Song (1)

0

0%

Director and CEO

Preferred Stock

Linxin Cui (1)

0

0%

Director

Preferred Stock

Shouheng Yuan (1)

0

0%

Director and Vice-President of Sales

Preferred Stock

Directors and Officers (1)

9,247,040

45.66%

as a Group (7 persons)

(1)

Wenji Song, our Chairman and President, owns beneficially 51.3% of China Shuangji Cement Holding Ltd. In addition Hongcheng Liu, our Chief Financial Officer owns 0.34%, Bo Wu, our Secretary and Director, owns 1.2%, Jun Song, our Director owns 1.7%, Linxin Cui, Director, owns 2.5%, and Shouheng Yuan, our Director and Vice President of Sales, owns 0.9%, respectively of China Shuangji Cement Holding Ltd. All of whom are PRC citizens, and reside in the PRC.

Changes of Control

There are currently no arrangements which would result in a change in control of us.

Directors, Executive Officers, Promoters and Control Persons

The following table and text set forth the names and ages of all directors and executive officers of the Company as of June 30, 2008. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

Name	Age	Position(s)	Director/Officer Since
Wenji Song	58	Chairman and President	November 13, 2007
Hongcheng Liu	34	Chief Financial Officer	November 13, 2007
Bo Wu	30	Secretary and Director	November 13, 2007
Jun Song	31	Director and CEO	November 13, 2007
Shouheng Yuan	57	Director	November 13, 2007
Linxin Cui	39	Director, Vice President of Sales	November 13, 2007

Biographies of Directors and Executive Officers:

Wenji Song is our Chairman of the Board and CEO. Mr. Song graduated from Shandong Building Materials Institute and obtained the certificate of advanced economy. In 1974, he began working with the Zhaoyuan cement factory and in 1978 he held the position of plant factory manager. In 1991, he became director of Zhaoyuan Shuangji and has been the major driving force in its success. He has been awarded the outstanding entrepreneur title many times for the prominent achievement in developing Zhaoyuan Shuangji.

Hongcheng Liu has served as the Chief Financial Officer of Zhaoyuan Shuangji since 1997. Since graduation from Qiqihaer Forestry Institute in 1993, he has been engaged in the financial affairs of Zhaoyuan Shuangji. He is familiar with all aspects of Company’s business including, but not limited to, general accounting, credit control, cost audit, tax refund, invoice, fixed capital, accounts payable and receivable etc.. He is primarily responsible for obtaining the AA credit taxpayer and AAA bank credit rating.

Bo Wu has served as Vice President and the Chief Operating Operation of Zhaoyuan Shuangji since 2003. Mr. Wu graduated from Shandong Technological Institute and worked at China Life Insurance Co., Ltd. as Vice President until 2003. He has extensive experience in the production aspect, especially in product quality and raw material supply. Mr. Wu is the son in-law to the the Company’s Chairman and President, Mr. Wenji Song.

Jun Song has served as director since 2004 of Zhaoyuan Shuangji and is currently managing projects at the cement plants. Mr. Song graduated from Qingdao University. Before 2004, he worked in Zhaoyuan Financial Bureau. Mr. Song is the son of the Company’s Chairman and President, Mr. Wenji Song.

Linxin Cui has served as Vice-President of Sales of Zhaoyuan Shuangji. Mr. Cui graduated from the Shandong Building Materials Institute. In 1991, he was appointed the to Zhaoyuan cement plant and in 1995 he was appointed company Vice-Factory Director. In 2001 he was appointed Vice President of the company and since 2002 he oversees the two cement plants in Hainan Province.

Shongheng Yuan has served as a director and Chief Engineer of Zhaoyuan Shuangji. He has work at the Zhaoyuan Cement Factory since 1976 and in 1988 he was promoted to Chief Director of the chemical lab. From 1989 to 1991, Mr. Shongheng attended Shandong Building Material Institute to after graduation he was promoted Chief Engineer of Zhaoyuan Cement Factory.

Compensation for Directors and Other Matters

Our directors do not receive cash for their services. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors, but may enter into separate consulting agreements with individual directors at times.

Audit, Nominating, Compensation Committees

We currently do not have standing audit, nominating or compensation committees. Our entire board of directors handles the functions that would otherwise be handled by each of the committees. We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including equity plans), including compensation of executive officers

Stockholder Communications

Stockholders interested in communicating directly with the Board of Directors, or specified individual directors, may email the Company’s at info@shuangjicement.com. The Company will review all such correspondence and will regularly forward to the Board copies of all such correspondence that deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review all of the correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Board of Directors and to legal counsel.

Family Relationships

Mr. Wenji Song and Mr. Jun Song are father and son.  Mr. Wenji Song and Mr. Bo Wu are father in-law and son in-law.  Jun Song and Bo Wu are brothers- in-law.

Involvement in Legal Proceedings

To the best of the Company’s knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Code of Ethics and Conduct

We currently do not have a Code of Ethics. However, we intend to adopt a Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act of 2002. The Code will be designed to deter wrongdoing and to promote:

•

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC, and in other public communications that we made;

•

Compliance with applicable governing laws, rules and regulations;

•

The prompts internal reporting of violations of the Code to the appropriate person or persons; and

•

Accountability for adherence to this Code.

This Code will require the highest standard of ethical conduct and fair dealing of its Chief Financial Officers. While, per Sarbanes-Oxley, this policy is intended to only cover the actions of our chief executive officer, we expect that our other officers, directors and employees will also review the Code and abide by its provisions. We believe that our reputation is a valuable asset and must continually be guarded by all associated with us so as to earn the trust, confidence and respect of our suppliers, customers and stockholders.

Our chief executive officer is committed to conducting business in accordance with the highest ethical standards. The chief executive officer must comply with all applicable laws, rules and regulations. Furthermore, the chief executive officer must not commit an illegal or unethical act, or instruct or authorize others to do so.

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation earned by top five of the Company’s executives paid by Zhaoyuan Shuangji.

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary ($)	Bonus	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Wenji Song (Chairman & President)	2007	54,689	-	-	-	-	-	-	54,689
	2006	51,167	-	-	-	-	-	-	51,167
	2005	37,159	-	-	-	-	-	-	37,159

Hongcheng Liu (CFO)	2007	2,256	-	-	-	-	-	-	2,256
	2006	2,111	-	-	-	-	-	-	2,111
	2005	1,787	-	-	-	-	-	-	1,787

Jun Song (Director & CEO)	2007	41,017	-	-	-	-	-	-	41,017
	2006	38,375	-	-	-	-	-	-	38,375
	2005	24,773	-	-	-	-	-	-	24,773

Bo Wu (Director & Secretary)	2007	27,344	-	-	-	-	-	-	27,344
	2006	25,584	-	-	-	-	-	-	25,584
	2005	22,295	-	-	-	-	-	-	22,295

Linxin Cui (Director)	2007	27,344	-	-	-	-	-	-	27,344
	2006	25,584	-	-	-	-	-	-	25,584
	2005	22,295	-	-	-	-	-	-	22,295

Shoucheng Yuan (Director)	2007	17,774	-	-	-	-	-	-	17,774
	2006	16,629	-	-	-	-	-	-	16,629
	2005	11,148	-	-	-	-	-	-	11,148

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during year ending December 31, 2007, by the Executive Officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to a named Executive Officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our Officers and Directors.

Compensation Discussion and Analysis

Background and Compensation Philosophy

Our Board of Directors consists of five named executive officers: (1) Wenji Song, our Chairman and President and controls 51.3% of CSCH which is a beneficial owner of 74.26% of our common stock; (2) Bo Wu, our Secretary and Director; (3) and Jun Song, our Director; (4) Shouheng Yuan, our Director; and (5) Linxin Cui, our Director and Vice President of Sales. Our CFO, Hongcheng Liu, is not a member of the Board of Directors. Our Board of Directors has historically determined the compensation to be paid to the executive officers based on the Company’s financial and operating performance and prospects and contributions made by the officers’ to the success of the Company.

Our Board of Directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. No pre-established, objective performance goals or metrics have been used by the Board of Directors in determining the compensation or our executive officers.

As our executive leadership and Board of Directors grow, our Board of Directors may decide to form a compensation committee charged with the oversight of executive compensation plans, policies and programs.

Elements of Compensation

We provide our executive officers with a base salary to compensate them for services rendered during the year. Our policy of compensating our executives with a cash salary has served the Company well. We may determine it necessary to use discretionary bonuses, equity incentives, or other benefits to attract and retain future executive talent, for the Company to continue to be successful.

Base Salary

The base salary paid from Zhaoyuan Shuangji to Wenji Song, Hongcheng Liu, Bo Wu, Jun Song, Shouheng Yuan, and Linxin Cui during 2007 was $54,689, $2,256, $41,017, $27,344, $27,344 and $17,774, respectively. All such amounts were paid in cash. The value of base salary reflects each executive’s skill set and the market value of that skill set in the sole discretion of the Board of Directors and/or the Executive Officers.

Discretionary Bonus

We have not provided our executive officers with any specific discretionary bonuses at the moment but our Board of Directors may consider the necessity of such scheme in the future based on the Company’s financial and operating performance and prospects, the level of compensation paid to similarly situated executives in comparably sized companies and contributions made by the officers’ to the success of the Company.

Equity Incentives

The Company and its subsidiaries have not established an equity based incentive program and have not granted stock based awards as a component of compensation. In the future, we may adopt and establish an equity incentive plan pursuant to which awards may be granted if our Board of Directors determines that it is in the best interest of the Company and its stockholders to do so.

Retirement Benefits

Our executive officers are not presently entitled to company-sponsored retirement benefits.

Perquisites

We have not provided our executive officers with any material perquisites and other personal benefits and, therefore, we do not view perquisites as a significant or necessary element of our executive’s compensation.

Deferred Compensation

We do not provide our executives the opportunity to defer receipt of annual compensation.

Certain Relationships and Related Transactions, Director Independence

Through our Agreements, which consist of the Strategic Consulting Service Agreement, the Operating Agreement, the Exclusive Option Agreement, and Authorization Agreements, each dated August 11, 2008, our wholly owned subsidiary JZIC has the right to advise, consult, manage and operate Zhaoyuan Shuangji for a quarterly fee.

Wenji Song, indirectly our controlling shareholder, principal executive officer and chairman of our Board of Directors, may have, or may develop in the future, conflicts of interest with us. Mr. Song is the majority equity owner of Zhaoyuan Shuangji, and it may be in his personal economic interest to cause Zhaoyuan Shuangji to disregard its contractual obligations under the Agreements. As the equity owners of Zhaoyuan Shuangji, he might personally profit if Zhaoyuan Shuangji’s benefits of operation are not directed to us. In addition, Hongcheng Liu, our Chief Financial Officer, Bo Wu, our Secretary and Director, Jun Song, our Director and CEO, Linxin Cui, Director, and Shouheng Yuan, our Director and Vice President of Sales have ownership interests in Zhaoyuan Shuangji and may have, or may develop in the future, conflicts of interest with us.

Mr. Wenji Song and Mr. Jun Song are father and son.  Mr. Wenji Song and Mr. Bo Wu are father in-law and son in-law.  Jun Song and Bo Wu are brothers-in-law.

China Shuangji Cement Holding Ltd. total share holding of 20,000,000 shares of Common Stock of the Company represents 74.26% of the outstanding capital stock of the Company. As a result of these transactions, Mr. Song indirectly controls the Company. Wenji Song, owns beneficially 51.3% of China Shuangji Cement Holding Ltd.. In addition Hongcheng Liu, our Chief Financial Officer owns 0.34%, Bo Wu, our Secretary and Director, owns 1.2%, Jun Song, our Director owns 1.7%, Linxin Cui, Director, owns 2.5%, and Shouheng Yuan, our Director and Vice President of Sales, owns 0.9%, respectively of China Shuangji Cement Holding Ltd. All of whom are PRC citizens, and reside in the PRC.

During the three months ended March 31, 2008, China Shuangji Cement Holding Ltd., the Company’s principal shareholder, loaned $30,000 to the Company. The loan is non-interest bearing, unsecured, and has no fixed repayment terms.

On August 9, 2008, the Company issued 16,000,000 shares of its Series 2008 Preferred Stock, $0.0001 par value, to China Shuangji Cement Holding Ltd., its principal shareholder. The consideration $16,000 for such shares was for a partial repayment of its shareholder loan to the Company. The issuances of the Series 2008 Preferred Stock to the Shareholders were made in reliance upon the exemptions from the registration requirements set forth in Regulation S promulgated under the Securities Act of 1933, as amended.

We have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000.

Legal Proceedings

The Company is not a party to any pending or to the best of the Company’s knowledge, any threatened legal proceedings. No director, officer or affiliate of the Company, or owner of record of more than five percent (5%) of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

Description of Securities

The Company is governed by the Delaware General Corporation Law and its Certificate of Incorporation and Bylaws. Our authorized capital consists of 100,000,000 shares of common stock, $0.0001 par value, and 100,000,000 shares of preferred stock. Our board of directors, in their sole discretion, may establish par value, divide the shares of preferred stock into series, and fix and determine the dividend rate, designations, preferences, privileges, and ratify the powers, if any, and determine the restrictions and qualifications of any series of preferred stock as established.

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of the common stock:

•

have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;

•

are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

•

do not have pre-emptive, subscription or conversion rights or redemption or sinking fund provisions; and

•

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

Preferred Stock

The Company may issue up to 100,000,000 shares of preferred stock, par value $0.0001 per share, from time to time in one or more series.  Our Board of Directors, without further approval of the our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

On July 16, 2008, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Series 2008 Preferred Stock (the “Certificate of Designations”) designating 30,000,000 of the Company's previously authorized preferred stock. Each share of Series 2008 Preferred Stock is not redeemable and is not entitled to dividends or entitled to notice of or to vote at any meeting of the holders of Common Stock.  The holders of Series 2008 Preferred shares shall have the right upon the liquidation, dissolution or winding up of the Corporation or in any other case in which to receive the amount paid-up thereon plus all capital contributed for Series 2008 Preferred Shares in excess of par value, in preference and priority to any distributions on the Common Shares, and subordinate to any distributions on any other class or series of shares now existing or hereafter created. Each holder of shares of Series 2008 Preferred shares may, so long as at least one of the following triggering events has occurred before conversion, but not before the expiry of six (6) months from the date of issue of such shares (“Issuance Date”), and from time to time thereafter, convert (an “Optional Conversion”) each of its shares of Series 2008 Preferred shares into a number of fully paid and non-assessable subject to a conversion ratio in which initially be convertible to one (1) share of the Corporation’s Common Stock and shall be subject to adjustment as provided within the Certificate of Designations (disclosed by the Company in its Form 8K which was filed with the Securities and Exchange Commission on July 21, 2008): 1) the Company consummates at least an additional $5,000,000.00 equity financing from institutional or strategic investors; and/or 2) the Company having four (4) consecutive quarters of positive cash flow as reflected on the Corporation’s financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) and filed with the Securities and Exchange Commission (the “SEC”); and/or. 3) the Closing Bid Price of any shares of the Corporation’s Common Stock is equal to or in excess of $1.00 per share; and/or 4) the Closing Bid Price of any shares of the Corporation’s Common Stock is equal to or less than $0.001 per share.  There are currently 20,250,000 shares of Series 2008 Preferred Stock is issued.

Warrants

No warrants are currently.

Stock Options

No options are currently.

Market of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The Company’s common stock has been traded on the OTCBB under the symbol “TRNC” until October 25, 2007, when the Company changed its ticker symbol to reflect the forward split and name change under the symbol “CNSJ”. Trading in the common stock in the OTCBB market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. Further, all prices reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions:

Period	High Price	Low Price
April 1, 2007 June 30, 2007	n/a	n/a
July 1, 2007 - September 30, 2007	n/a	n/a
October 1, 2007 December 31, 2007	$5.00	$3.00
January 1, 2008 – March 31, 2008	$7.46	$0.48
April 1, 2008 June 30, 2008	$0.65	$0.32

Stockholders

As of August 11, 2008, there were 26,932,166 shares of the Company’s common stock outstanding and the Company had approximately 140 stockholders of record

As of August 11, 2008, there were 20,250,000 shares of the Company’s Series 2008 Preferred stock outstanding and the Company had approximately 18 stockholders of record.

Dividends

The Company has never declared or paid any cash dividends on its common stock and it does not anticipate paying any cash dividends in the foreseeable future. Zhaoyuan Shuangji paid a dividend to its shareholders in the amounts of $1,480,007, $1,975,029, and $949,535 in 2007, 2006, and 2005, respectively.

The Company currently intends to retain future earnings, if any, to finance operations and the expansion of its business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be based upon the Company’s financial condition, operating results, capital requirements, plans for expansion, restrictions imposed by any financing arrangements and any other factors that the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

There were no securities authorized for issuance under equity compensation plans.

Recent Sales of Unregistered Shares

On October 3, 2007, in a transaction exempt from registration, the Company sold an aggregate of 20,000,000 shares of its Common Stock, no par value, at a price of $0.0008 per share, for total consideration of $8,000 to a total of 17 purchasers. No underwriter was involved in the transaction. The Company relied on Section 4(2) of the Securities Act of 1933, as amended (the “Act”) with respect to purchasers resident in the United States and Regulation S promulgated under the Act with respect to foreign resident.

On October 15, 2007, in a transaction exempt from registration, the Company issued an aggregate of 2,232,166 shares of its Common Stock, no par value, pursuant to the conversion of principal and interest, at a conversion rate of $0.01 per share, due under a Convertible Promissory Note issued May 18, 2005 in the principal amount of $9,402. No underwriter was involved in the transaction. The Company relied on Section 4 (2) of the Securities Act of 1933, as amended (the “Act”).

On August 9, 2008, the Company issued 16,000,000 shares of its Series 2008 Preferred Stock, $0.0001 par value, to China Shuangji Cement Holding Ltd., its principal shareholder. The consideration of $16,000 for such shares was for a partial repayment of its shareholder loan to the Company.

On August 9, 2008, in a transaction exempt from registration, the Company sold an aggregate of 4,250,000 shares of its Series 2008 Preferred Stock, $0.0001 par value per share, for total consideration of $4,250 to a total of 18 purchasers. No underwriter was involved in the transaction.

The issuances of the Series 2008 Preferred Stock to the shareholders on August 9, 2008 were made in reliance upon the exemptions from the registration requirements set forth in Regulation S promulgated under the Securities Act of 1933, as amended.

Indemnification of Directors and Officers

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our Certificate of Incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 3.02

Recent Sales of Unregistered Securities

On August 9, 2008, the Company issued 16,000,000 shares of its Series 2008 Preferred Stock, $0.0001 par value, to China Shuangji Cement Holding Ltd., its principal shareholder. The consideration of $16,000 for such shares was for a partial repayment of its shareholder loan to the Company.

On August 9, 2008, in a transaction exempt from registration, the Company sold an aggregate of 4,250,000 shares of its Series 2008 Preferred Stock, $0.0001 par value per share, for total consideration of $4,250 to a total of 18 purchasers. No underwriter was involved in the transaction.

The issuances of the Series 2008 Preferred Stock to the shareholders on August 9, 2008 were made in reliance upon the exemptions from the registration requirements set forth in Regulation S promulgated under the Securities Act of 1933, as amended.

Item 9.01

Financial Statements and Exhibits

a)

Financial Statements of Zhaoyuan Shuangji

Zhaoyuan Shuangji’s audited financial statements as of December 31, 2007 and 2006, and for the years ended December 31, 2007, 2006, and 2005, along with unaudited financial statements as of March 31, 2008 and 2007 and three months ending March 31, 2008 and 2007, and along with unaudited financial statements as of June 30, 2008 and 2007 and three months ending June, 2008 and 2007  are filed as Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3, respectively, to this Current Report on Form 8-K/A.

b)

Pro-Forma Financial Information

Pro forma information for China Shuangji reflecting the Agreement has not been provided because historically, China Shuangji has had no operations and, therefore, a pro forma presentation of China Shuangji’s financial information would for the most part be a presentation of Zhaoyuan Shuangji’s historical financial statements.  The business of China Shuangji going forward will be the business of Zhaoyuan Shuangji and, accordingly, a more accurate representation of the effect of the Agreements on a pro forma basis is provided by a review of Zhaoyuan Shuangji’s financial statements provided pursuant to Item 9.01(a) above.

Exhibits

Exhibit Number

Exhibit Description

99.1

Zhaoyuan Shuangji’s audited Financial Statements as of December 31, 2007 and 2006, and for the years ended December 31, 2007, 2006, and 2005

99.2

Zhaoyuan Shuangji’s unaudited Financial Statements as of March 31, 2008 and 2007 and for the three month periods ended March 31, 2008 and 2007.

99.3

Zhaoyuan Shuangji’s unaudited Financial Statements as of June 30, 2008 and 2007 and for the three month periods ended June 30, 2008 and 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA SHUANGJI CEMENT LTD.

By:  /s/ Wenji Song

      Wenji Song

      President

Date: October 29, 2008